UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

DELEK US HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

To Our Stockholders:

Notice is hereby given that the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Delek US Holdings, Inc. (the “Company”) will be held on May 5, 2016 at 2:00 PM, central daylight saving time, at the Franklin Marriott, 700 Cool Springs Boulevard, Franklin, Tennessee, for the following purposes:

(1)
To elect the six nominees named in the accompanying Proxy Statement as directors of the Company to serve until the 2017 Annual Meeting and until their respective successors are elected and have been qualified;

(2)	To approve our 2016 Long-Term Incentive Plan;

(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year; and

(4)	To transact any other business properly brought before the Annual Meeting.

Additional information concerning the matters to be voted upon at the Annual Meeting is set forth in the accompanying Proxy Statement. Stockholders of record of the Company’s Common Stock as of the close of business on March 14, 2016 are entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the Annual Meeting in person.

Whether or not you plan to attend the Annual Meeting in person, please mark your votes, then date and sign the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person if you wish to do so.

By Order of the Board of Directors,
Kent B. Thomas
Executive Vice President, General Counsel and Secretary
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
April 5, 2016

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 5, 2016

Our proxy statement and Annual Report to Stockholders for our 2015 fiscal year are available at http://phx.corporate-ir.net/phoenix.zhtml?c=196835&p=irol-proxy.

i

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DELEK US HOLDINGS, INC.
7102 Commerce Way
Brentwood, Tennessee 37027

ANNUAL MEETING OF STOCKHOLDERS
May 5, 2016

PROXY STATEMENT

QUESTIONS AND ANSWERS

1. Why am I receiving these materials? This Proxy Statement and enclosed form of proxy (first mailed to stockholders on or about April 5, 2016) are furnished in connection with the solicitation by our Board of Directors (the "Board") of proxies for use at the 2016 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment thereof. The Annual Meeting will be held on May 5, 2016 at 2:00 PM, central daylight saving time, at the Franklin Marriott, 700 Cool Springs Boulevard, Franklin, Tennessee. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. Unless otherwise indicated or the context requires otherwise, the terms “Delek,” “we,” “our,” the “Company” and “us” are used in this Proxy Statement to refer to Delek US Holdings, Inc. and its consolidated subsidiaries.

2. What are the purposes of the Annual Meeting? The Annual Meeting is being held: (1) to elect the six nominees named in this Proxy Statement as directors of the Company, each to serve for a term of one year until the 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting") and until the election and qualification of his successor or earlier termination of service; (2) to approve our 2016 Long-Term Incentive Plan; (3) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016; and (4) to transact such other business as may properly be brought before the meeting or at any adjournment thereof. Members of the Company's management may also discuss our business and be available to respond to appropriate questions from stockholders.

3. How may I obtain the Company’s Annual Report for the fiscal year ended December 31, 2015? Copies of our Annual Report to Stockholders and Annual Report on United States Securities and Exchange Commission (“SEC”) Form 10-K accompany this Proxy Statement. These documents are also available at http://phx.corporate-ir.net/phoenix.zhtml?c=196835&p=irol-proxy. A copy of these documents (which include our financial statements for the 2015 fiscal year) may also be obtained from us upon written request. Please refer to question 20 below for information on how to request additional information from us.

4. Who may attend the Annual Meeting? Stockholders of record as of the close of business on March 14, 2016 (the “record date”), or their duly appointed proxies, may attend the meeting. Stockholders whose shares are held through a broker or other nominee will need to bring a copy of their brokerage statement reflecting their ownership of our common stock, $0.01 par value (“Common Stock”), as of the record date.

5. Who is entitled to vote? Holders of record of our Common Stock at the close of business on the record date are entitled to vote at the Annual Meeting. On the record date, 62,165,589 shares of Common Stock were issued and outstanding excluding 4,809,701 non-voting treasury shares held by us. The Common Stock is our only outstanding class of voting securities. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. If you attend the Annual Meeting, you may vote in person. Votes submitted by proxy card and received by our transfer agent on or before 11:59 p.m. (eastern time) on May 4, 2016 will be counted. Only votes submitted in person at the Annual Meeting will be counted after that time.

6. Who is soliciting my vote? Your vote is being solicited by our Board. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

7. How does the Board recommend that I vote? The Board recommends that you vote: (1) “FOR” each of the nominees to the Board; (2) “FOR” the approval of our 2016 Long-Term Incentive Plan; and (3) “FOR” the ratification of our independent registered public accounting firm.

8. How will voting on any other business be conducted? Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to each of Ezra Uzi Yemin, our Chairman, President and Chief Executive Officer, and Assaf Ginzburg, our Executive Vice President and Chief Financial Officer, to vote your shares on such matters at their discretion.

9. What is the difference between a “stockholder of record” and a “street name” holder? These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AmStock”), you are a

“stockholder of record” (or “registered stockholder”) of those shares, and these proxy materials have been provided directly to you by the Company. If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your brokerage, bank, trust or other nominee as custodian (the “record holder”), along with a voting instructions card.

10. How do I vote my shares if I am a stockholder of record? Enclosed is a proxy card for the shares of stock held by you on the record date. You may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. Unless otherwise indicated on the proxy card, shares represented by proxy will, if the proxy card is properly executed and received by us prior to the Annual Meeting, be voted as follows: (1) “FOR” each of the nominees to the Board; (2) “FOR” the approval of our 2016 Long-Term Incentive Plan; and (3) “FOR” the ratification of our independent registered public accounting firm.

11. How do I vote my shares if they are held in street name? As the beneficial owner, you have the right to direct your record holder how to vote your shares by using the voting instructions card, and the record holder is required to vote your shares in accordance with your instructions.

12. Can I revoke or change my vote? Yes. You may revoke or change your vote by: (a) notifying our Secretary in writing on or before 11:59 p.m. (eastern time) on May 4, 2016; (b) submitting a later-dated and timely proxy card by mail on or before 11:59 p.m. (eastern time) on May 4, 2016; or (c) if you are the registered stockholder and your shares are not held in street name, voting in person at the meeting. If you are a beneficial owner with your shares held in street name, you must follow the instructions of your broker, bank, trust or other nominee who is the registered stockholder of your shares to revoke a proxy. The latest-dated, timely, properly completed proxy card that you submit will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

13. Who will count the vote? Representatives of our transfer agent, AmStock, will count the votes and act as the inspector of the elections.

14. Is my vote confidential? Proxy cards, ballots and voting tabulations that identify individual stockholders are returned directly to AmStock and are handled in a manner designed to protect your voting privacy. Your vote will not be disclosed to us except: (a) as needed to permit AmStock to tabulate and certify the vote; (b) as required by law; or (c) in limited circumstances such as a proxy contest. Additionally, all comments written on the proxy card or elsewhere will be forwarded to us, but your identity will be kept confidential unless you specifically ask that your name be disclosed.

15. What does it mean if I get more than one proxy card? If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy cards you receive to ensure that all of your shares are voted.

16. What is a “quorum”? A “quorum” is the presence of the holders of a majority of the outstanding shares entitled to vote either in person or represented by proxy at the meeting. There must be a quorum for the Annual Meeting to be held. Proxies received but marked as abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

17. What are the voting requirements to approve each proposal? Directors are elected by a plurality of votes cast by holders of shares entitled to vote. This means that the director nominees with the most votes for the positions available are elected. To approve our 2016 Long-Term Incentive Plan and to approve the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, a majority of the shares present or voting at the Annual Meeting must vote in favor of each proposal.

18. What is the effect of abstentions, withheld votes and broker non-votes? Abstentions and instructions on the accompanying proxy card to withhold authority to vote will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum exists and will result in the proposal receiving fewer votes. However, the number of votes otherwise received will not be reduced by such action.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under New York Stock Exchange ("NYSE") rules, NYSE-member brokers who hold shares of Common Stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, who are the beneficial owners of the shares, are not permitted to vote on non-discretionary items. Broker non-votes will be counted for the purpose of determining whether a quorum is present but will have no effect on the voting results of non-discretionary items.

Non-Discretionary Items. The election of directors and the approval of our 2016 Long-Term Incentive Plan are considered non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as independent auditors is a discretionary item. Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

19. Can I change the number of copies of the Annual Meeting materials that I receive? Yes. If you share an address with another stockholder, each stockholder may not receive a separate copy of our Annual Report, Form 10-K, Notice of Annual Meeting to Stockholders, Notice of Internet Availability of Proxy Materials and Proxy Statement. We will promptly deliver a separate copy to any stockholder upon written or oral request to our Secretary, Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, TN 37027, (615) 771-6701 or by sending an e-mail to ir@DelekUS.com. If you share an address with another stockholder and (i) would like to receive multiple copies of these documents in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household, in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

20. How can I obtain additional information about Delek US Holdings, Inc.? Copies of our Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2015 and our other annual, quarterly and current reports we file with the SEC, and any amendments to those reports, are available free of charge on our website, which is located at http://www.DelekUS.com. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. The SEC’s telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed electronically with the SEC and are available at the SEC’s website, www.sec.gov. Copies of these reports will be sent without charge to any stockholder requesting it in writing to our Secretary, at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, Tennessee 37027. The investor relations page of our website contains our press releases, earnings releases, financial information and stock quotes, as well as links to our SEC filings. The information posted on our website is not incorporated into this Proxy Statement.

DIRECTORS AND EXECUTIVE OFFICERS

The age (as of March 14, 2016), committee membership and certain other information for each current member of our Board of Directors is set forth below along with the names, ages (as of March 14, 2016), positions with Delek US Holdings, Inc. and a brief description of the business experience of each of our current executive officers. Each of our incumbent directors is a nominee for election to our Board.

Directors	Age	Committees
Ezra Uzi Yemin (Chair)	47	None
William J. Finnerty (Lead Independent Director)	67	EHS (Chair), Compensation, NCG
Carlos E. Jordá	66	Compensation (Chair), EHS
Charles H. Leonard	67	NCG (Chair), Audit, Compensation, EHS
Gary M. Sullivan, Jr.	69	Audit (Chair)
Shlomo Zohar	64	Audit, Compensation, NCG

Executive Officers	Age	Position
Ezra Uzi Yemin	47	President / Chief Executive Officer
Assaf Ginzburg	40	Executive Vice President / Chief Financial Officer
Frederec Green	50	Executive Vice President
Mark D. Smith	48	Executive Vice President
Harry P. (Pete) Daily	67	Executive Vice President
Daniel L. Gordon	38	Executive Vice President
Donald N. Holmes	65	Executive Vice President
Avigal Soreq	38	Executive Vice President
Anthony L. (Tony) Miller	53	Executive Vice President
Kent B. Thomas	47	Executive Vice President / General Counsel / Secretary

Ezra Uzi Yemin has served as the chairman of our Board since December 2012, as our chief executive officer since June 2004 and as our president and a director since April 2001. He has also served as the chairman of the board of directors and chief executive officer of Delek Logistics GP, LLC ("Logistics GP") since April 2012 and as the chairman of the board of directors of Alon USA Energy, Inc. (NYSE: ALJ) ("Alon USA") since May 2015. He served as the chairman of the Board's Compensation Committee from its inception in May 2006 until March 2013. Mr. Yemin also served as our treasurer from April 2001 to November 2003 and as our secretary from May 2001 to August 2005. Mr. Yemin’s duties include the formulation of our policies and strategic direction, oversight of executive officers, and overall responsibility for our operations and performance. The Board believes that Mr. Yemin’s service on the Board provides it with important interaction with, and access to, management’s principal policy-maker that facilitates the Board’s development and implementation of Company policies.

William J. Finnerty has served as one of our directors since April 2014, as a member of our Compensation Committee and Nominating and Corporate Governance Committee (the "NCG Committee") since August 2014, as the chairman of our Environmental Health and Safety Committee (the "EHS Committee") since its inception in August 2014 and as our Lead Independent Director since November 2015. Mr. Finnerty has over 40 years of experience leading businesses in the petroleum and refining industry. From 2011 until 2012, he served as a member of the board of directors of CVR Energy Inc. (NYSE: CVI) where he chaired the environmental, health and safety committee and was a member of the nominating and corporate governance committee. Prior to retiring from Tesoro Corporation (NYSE: TSO) (“Tesoro”) in March 2010, he served as its executive vice president, strategy and corporate development from 2008 to 2010, having responsibility for developing Tesoro’s business plan and strategic plans and multiple business development and merger and acquisition initiatives. He also served as Tesoro’s chief operating officer from 2005 to 2008, when he was responsible for overall operations for manufacturing, environmental and safety, marketing, business development and supply and trading. Mr. Finnerty served on the board of directors of the National Petrochemical and Refiners Association (now known as the American Fuel & Petrochemical Manufacturers) from 2005 to 2010 and was its Vice Chairman from 2007 to 2010. Mr. Finnerty’s career began with Texaco, Inc. in 1970. Since then, he has held executive positions with Equiva Trading Company and Chevron Corporation (NYSE: CVX) in addition to Tesoro. Mr. Finnerty holds a bachelor of science degree in Marine Transportation from the State University of New York Maritime College and completed Texaco’s Global Leadership course in Vevey, Switzerland. The Board believes that Mr. Finnerty’s experience in all facets of the downstream sector with both integrated major oil companies and independent refiners, as well as his expertise in strategic considerations, will provide significant value to us.

Carlos E. Jordá has served as one of our directors and a member of the Board's Compensation Committee since May 2006. He has served as the chairman of the Compensation Committee since March 2013 and served on the Board's Incentive Plan Committee from its inception in May 2010 until its dissolution in March 2013. Mr. Jordá served on the Board's Audit Committee from its inception in May 2006 until March 2013 and was reappointed to the Audit Committee in November 2014. In addition, he served on the NCG Committee from its inception in March 2013 until August 2014. Mr. Jordá’s experience has been primarily based in the oil and energy sector. Mr. Jordá has advised clients on potential refining and marketing projects as an employee of Gaffney Cline and Associates since May 2009 and as a self-employed consultant from March 2003 until May 2009. The Board believes that Mr. Jordá’s energy industry experience provides the Board with valuable expertise in energy industry matters.

Charles H. Leonard has served as one of our directors and a member of the Board's Audit Committee since May 2006. Mr. Leonard has also served on the Board's Compensation Committee since March 2013 and served as the chairman of the Board's Incentive Plan Committee from its inception in May 2010 until its dissolution in March 2013. Mr. Leonard served on the NCG Committee from its inception in March 2013 until August 2014 and was reappointed to the NCG Committee and appointed as its chairman in November 2014. Prior to retiring in November 2011, Mr. Leonard served as chief financial officer from March 2009 to November 2011, and vice president from June 2010 to November 2011, of J.A.M. Distributing Company, a privately held provider of quality products and services in vertical markets centering on the fuel, oil and lubricants industries through its lubricant, fuel, automotive, marine, specialty and equipment divisions. The Board believes that Mr. Leonard’s energy industry experience provides the Board with valuable expertise in energy industry matters.

Gary M. Sullivan, Jr. has served as one of our directors and as the chairman of our Audit Committee since August 2015. Mr. Sullivan also served as a member of the board of directors of Logistics GP and the chairman of its audit committee from November 2012 until August 2015. Mr. Sullivan is a certified public accountant and certified global management accountant and has been an adjunct faculty member at Virginia Commonwealth University's School of Business since January 2012 where he teaches accounting. From 2009 to 2012, Mr. Sullivan was a private investor. From 1975 through 2009, Mr. Sullivan served in various roles with Deloitte & Touche LLP culminating in the role of senior client partner from 2004 through 2009 and was involved in such capacity with several public companies, including sponsors of master limited partnerships. Mr. Sullivan was appointed to the Board because the Board believed that his experience as a certified public accountant and partner with Deloitte & Touche, LLP provides the Board with valuable expertise in matters involving finance and accounting.

Shlomo Zohar has served as one of our directors since May 2010, has served on the Board's Audit Committee since March 2011 and has served as the chairman of the Audit Committee since November 2014. He has served on the Board's Compensation Committee since March 2013, has served on the NCG Committee since its inception in March 2013, served as chairman of the NCG Committee from March 2013 until November 2014 and served on the Board's Incentive Plan Committee from March 2011 until its dissolution in March 2013. Mr. Zohar has worked as an independent consultant in the financial services sector since January 2006. Between January 2006 and December 2009, Mr. Zohar served as a member and chairman of the boards of directors of Israel Discount Bank Ltd., Mercantile Discount Bank Ltd., Israel Discount Capital Markets & Investments Ltd. and Israel Credit Cards, Ltd. During this time, Mr. Zohar also served as a member and vice chairman of the board of directors of Israel Discount Bank of New York and as a member of the board of directors of Discount Bancorp, Inc. The Board believes that Mr. Zohar’s financial industry experience provides the Board with valuable expertise in the Company’s financial and accounting matters.

Assaf Ginzburg has served as our Chief Financial Officer since January 2013, an Executive Vice President since May 2009 and as a Vice President since February 2005. Mr. Ginzburg has also served as a member of the board of directors and an executive vice president of Logistics GP since April 2012, as its chief financial officer since January 2013 and as a member of the board of directors of Alon USA since May 2015. Mr. Ginzburg has been a member of the Israel Institute of Certified Public Accountants since 2001.

Frederec Green has served as our Executive Vice President since May 2009 and as the primary operational officer for our refining operations since joining us in January 2005. Mr. Green has also served as a member of the board of directors and an executive vice president of Logistics GP since April 2012 and as a member of the board of directors of Alon USA since May 2015. Mr. Green has more than 25 years of experience in the refining industry, including 14 years at Murphy Oil USA, Inc., where he served as a senior vice president during his last six years. Mr. Green has experience ranging from crude oil and feedstock supply, through all aspects of managing a refining business to product trading, transportation and sales.

Pete Daily has served as our Executive Vice President since November 2011 and as the primary operational officer for our marketing operations since joining us in September 2006. Mr. Daily’s duties include marketing the refined products produced by our refineries and marketing our supply of refined products in west Texas. Mr. Daily has also served as an executive vice president of Logistics GP since April 2012. Mr. Daily has over 30 years of experience in marketing and supply of refined products.

Mark D. Smith has served as our Executive Vice President and as a vice president of Logistics GP since May 2014. He has served as an executive vice president of Logistics GP since October 2014 and as a member of the board of directors of Alon USA since May 2015. Prior to joining us, Mr. Smith spent nine years as a vice president with Tesoro. From March 2010 until May 2014, Mr. Smith served as the vice president - development supply and logistics where he was responsible for Tesoro’s strategic supply, trading, and logistics activities. From 2008 through March 2010, Mr. Smith served as vice president - trading and risk management where he led Tesoro's trading and risk management activities.

Daniel L. Gordon has served as our Executive Vice President since August 2014, our Vice President since November 2012, an executive vice president of Logistics GP since October 2014 and as a vice president of our subsidiary, MAPCO Express, Inc. since joining us in 2011. Prior to joining us in 2011, Mr. Gordon served as president of Aska Energy in Atlanta, Georgia since 2009.

Donald N. Holmes has been our Executive Vice President of human resources since August 2012 and has served as our principal human resources officer since joining us in November 2011. Mr. Holmes has also served as an executive vice president of Logistics GP since April 2012. Prior to joining us, Mr. Holmes served as senior vice president, human resources for Central Parking Corporation from January 2002 through September 2011.

Avigal Soreq has served as our Executive Vice President since August 2015 and as our Vice President since December 2012. He has also served as a member of the board of directors of Alon USA since May 2015. Prior to joining us in October 2011, Mr. Soreq worked in business development for SunPower Corp (NASDAQ: SPWR). Prior to joining SunPower Corp., Mr. Soreq worked as a senior finance and business consultant for Trabelsy & Co and as a consultant in the corporate finance department for KPMG’s Tel-Aviv office. Mr. Soreq served in the Israeli Air Force in various roles between 1996 and 2004 and reached the rank of Major. Mr. Soreq is a certified public accountant in Israel.

Anthony L. Miller, has served as our Executive Vice President since August 2015 and has served as a vice president in our retail segment since September 2009. Mr. Miller has over 25 years of experience in the retail and consumer packaged goods industries, including over eight years with Thorntons Incorporated, an operator of convenience stores based in Louisville, Kentucky, where he eventually served as a senior vice president. Prior to 2002, Mr. Miller worked for Coca-Cola Bottling in various marketing and operational capacities.

Kent B. Thomas has served as our Executive Vice President since November 2011 and as our General Counsel and Secretary since joining us in August 2005. Mr. Thomas has also served as an executive vice president of Logistics GP since April 2012. Mr. Thomas has practiced law for more than 19 years in Nashville, Tennessee with a focus on securities regulation, corporate governance, executive compensation, equity plan administration, human resources and litigation.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to hold office until the 2017 Annual Meeting and until their successors are duly elected and qualified or until their earlier termination of service. Each of the following individuals is a nominee for election to our Board: Ezra Uzi Yemin, William J. Finnerty, Carlos E. Jordá, Charles H. Leonard, Gary M. Sullivan, Jr. and Shlomo Zohar. All director nominees are currently serving on our Board. The Board has determined that each of Messrs. Finnerty, Jordá, Leonard, Sullivan and Zohar qualifies as an independent director under applicable SEC rules and regulations and the rules of the NYSE.

We believe that each director nominee will be able to stand for election. All nominees have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of any substitute nominee named by the Board. If you do not wish your shares to be voted for one or more of the nominees, you may so indicate when you vote by withholding your vote for the particular nominee. The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the six nominees, unless you indicate on the proxy card that your vote should be withheld from any of the nominees.

The Board of Directors recommends a vote “FOR” each of the above nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 14, 2016, (i) the beneficial ownership of our Common Stock and common units representing limited partnership interests in Delek Logistics Partners, LP ("Delek Logistics") by all of our directors and director nominees, the executive officers named in the 2015 Summary Compensation Table (the "NEOs") and all directors, director nominees, NEOs and executive officers as a group and (ii) the beneficial ownership of our Common Stock by each person known by us to own more than five percent of our Common Stock. The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 7102 Commerce Way, Brentwood, Tennessee 37027.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percentage of Common Stock (2)	Amount and Nature of Beneficial Ownership of Common Units (1)	Percentage of Common Units (2)
Beneficial Owners of More Than 5% of Common Stock:	Delek US Holdings, Inc.			Delek Logistics Partners, LP
Alon Israel Oil Company, Ltd.	6,000,000	(3)	9.65%	n/a	n/a
D.E. Shaw Kalon Portfolios, L.L.C.	5,317,785	(4)	8.55%	n/a	n/a
Point72 Asset Management, L.P.	5,150,700	(5)	8.29%	n/a	n/a
Dimensional Fund Advisors LP	5,044,535	(6)	8.11%	n/a	n/a
The Vanguard Group - 23-1945930	3,917,417	(7)	6.30%	n/a	n/a
Barclays PLC	3,196,753	(8)	5.14%	n/a	n/a
BlackRock, Inc.	3,148,731	(9)	5.07%	n/a	n/a
Directors, Director Nominees and NEOs:
Ezra Uzi Yemin	450,009		*	208,631	*
William J. Finnerty	10,124		*	0	*
Carlos E. Jordá	33,849		*	0	*
Charles H. Leonard	24,493		*	0	*
Gary M. Sullivan, Jr.	4,000		*	4,948	*
Shlomo Zohar	33,224		*	0	*
Assaf Ginzburg	49,278		*	9,242	*
Frederec Green	165,494		*	54,020	*
Mark D. Smith	1,214		*	0	*
Anthony L. Miller	452		*	0	*
All directors, director nominees, NEOs and executive officers as a group (15 persons)	880,044		1.42%	308,998	1.27%

*	Less than 1% of the issued and outstanding shares of our Common Stock or issued and outstanding common units of Delek Logistics, as applicable.

(1)
For purposes of this table, a person is deemed to have “beneficial ownership” of any securities when such person has the right to acquire them within 60 days after March 14, 2016. For non-qualified stock options (“NQSOs”) and time-vested restricted stock units (“RSUs”) under our 2006 Long-Term Incentive Plan (the "2006 Plan"), we report shares equal to the number of NQSOs or RSUs that are vested or that will vest within 60 days of March 14, 2016. For stock appreciation rights ("SARs") under the 2006 Plan, we report the shares that would be delivered upon exercise of SARs that are vested or that will vest within 60 days of March 14, 2016 (which is calculated by multiplying the number of SARs by the difference between the $15.03 fair market value of our Common Stock at March 14, 2016 and the exercise price divided by $15.03). For purposes of computing the percentage of outstanding securities held by each person named above, any securities which such person has the right to acquire within 60 days after March 14, 2016 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Percentage of our Common Stock is based upon 62,165,589 issued and outstanding shares on March 14, 2016 (excluding securities held by, or for the account of, the registrant or its subsidiaries). Percentage of Delek Logistics' common units is based upon 24,276,789 common units issued and outstanding on March 14, 2016.

(3)
Beneficial ownership information is based on information contained in a Schedule 13D/A filed with the SEC on May 19, 2015 by Alon Israel Oil Company, Ltd. ("Alon Israel"), an Israeli corporation, with an address of Europark (France Building), Kibbutz Yakum, 60972, Israel. Alon Israel has sole voting and sole dispositive power with respect to all shares.

(4)
Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 23, 2016 by D.E. Shaw Kalon Portfolios, L.L.C., D.E. Shaw Heliant Manager, L.L.C., D.E. Shaw Heliant Adviser, L.L.C., D.E. Shaw & Co., L.L.C., D.E. Shaw & Co., L.P. and David E. Shaw. David E. Shaw is president and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P., which in turn is the manager and investment adviser of D.E. Shaw Valence Portfolios, L.L.C., the investment adviser of D.E. Shaw Oculus Portfolios, L.L.C., and the managing member of (i) D.E. Shaw Investment Management, L.L.C. and (ii) D.E. Shaw Heliant Adviser, L.L.C., which in turn is the investment adviser of D.E. Shaw Kalon Portfolios, L.L.C. and D.E. Shaw Special Opportunities Portfolios, L.L.C. David E. Shaw is also president and sole shareholder of D.E.

Shaw & Co. II, Inc., which is the managing member of D.E. Shaw & Co., L.L.C., which in turn is the manager of D.E. Shaw Oculus Portfolios, L.L.C. and the managing member of D.E. Shaw Heliant Manager, L.L.C., which in turn is the manager of D.E. Shaw Kalon Portfolios, L.L.C. and D.E. Shaw Special Opportunities Portfolios, L.L.C. D.E. Shaw & Co., L.P. and David E. Shaw have shared voting power with respect to 5,316,294 shares and shared dispositive power with respect to all shares. D.E. Shaw & Co., L.L.C. has shared voting power and shared dispositive power with respect to 5,205,759 shares. D.E. Shaw Heliant Manager, L.L.C. and D.E. Shaw Heliant Adviser, L.L.C. have shared voting power and shared dispositive power with respect to 5,100,000 shares. D.E. Shaw Kalon Portfolios, L.L.C. has shared voting and shared dispositive power with respect to 4,209,900 shares. The address for D.E. Shaw Kalon Portfolios, L.L.C., D.E. Shaw Heliant Manager, L.L.C., D.E. Shaw Heliant Adviser, L.L.C., D.E. Shaw & Co., L.L.C., D.E. Shaw & Co., L.P. and David E. Shaw is 1166 Avenue of the Americas, 9th Floor, New York, New York 10036.

(5)
Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 16, 2016 by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Cubist Systematic Strategies, LLC, EverPoint Asset Management, LLC and Steven A. Cohen. Pursuant to an investment management agreement, Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Pursuant to an investment management agreement, Cubist Systematic Strategies, LLC maintains investment and voting power with respect to the securities held by certain investment funds it manages. Pursuant to an investment management agreement, EverPoint Asset Management, LLC maintains investment and voting power with respect to the securities held by certain investment funds it manages. Mr. Cohen controls each of Point72 Capital Advisors, Inc., Cubist Systematic Strategies, LLC and EverPoint Asset Management, LLC. Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. have shared voting power and shared dispositive power with respect to 4,836,600 shares. Cubist Systematic Strategies, LLC has shared voting power and shared dispositive power with respect to 14,100 shares. EverPoint Asset Management, LLC has shared voting power and shared dispositive power with respect to 300,000 shares. Mr. Cohen has shared voting power and shared dispositive power with respect to all shares. The address for Point72 Asset Management, L.P., Point72 Capital Advisors, Inc. and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902. The address for Cubist Systematic Strategies, LLC is 330 Madison Avenue, New York, New York 10173. The address for EverPoint Asset Management, LLC is 510 Madison Avenue, New York, New York 10022.

(6)
According to a Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP with an address of Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP has sole voting power with respect to 4,984,599 shares and sole dispositive power with respect to all shares.

(7)
According to a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group-23-1945930 with an address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, The Vanguard Group-23-1945930 has sole voting power with respect to 101,692 shares, sole dispositive power with respect to 3,816,225 shares, shared voting power with respect to 2,800 shares and shared dispositive power with respect to 101,192 shares.

(8)
Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 12, 2016 by Barclays PLC, Barclays Capital Securities Limited, Barclays Capital Inc. and Barclays Bank PLC. Barclays Capital Securities Limited, Barclays Capital Inc. and Barclays Bank PLC are wholly-owned subsidiaries of Barclays PLC. Barclays PLC has sole voting power and sole dispositive power with respect to all shares. Barclays Capital Securities Limited has sole voting power and sole dispositive power with respect to 3,152,700 shares. Barclays Capital Inc. has sole voting power and sole dispositive power with respect to 22,664 shares. Barclays Bank PLC has sole voting power and sole dispositive power with respect to 21,389 shares. The address for Barclays PLC and Barclays Bank PLC is 1 Churchill Place, London, E14 5HP, England. The address for Barclays Capital Securities Limited is 5 The North Colonnade, Canary Wharf, London, E14 4BB, England. The address for Barclays Capital Inc. is 745 Seventh Avenue, New York, New York 10019.

(9)
According to a Schedule 13G filed with the SEC on January 28, 2016 by BlackRock, Inc. with an address of 55 East 52nd Street, New York, New York 10055, BlackRock, Inc. has sole voting power with respect to 3,012,129 shares and sole dispositive power with respect to all shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and regulations of the SEC thereunder require our executive officers and directors and persons who own more than ten percent of our Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership of our Common Stock and changes in their ownership with the SEC. Executive officers, directors and persons owning more than ten percent of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and written representations that no other reports were required for or by those persons, we believe that, during the year ended December 31, 2015, all filing requirements applicable to our executive officers, directors and owners of more than ten percent of our Common Stock were met.

CORPORATE GOVERNANCE

The Board of Directors

At the date of this Proxy Statement, the Board consists of the following members: Ezra Uzi Yemin, William J. Finnerty, Carlos E. Jordá, Charles H. Leonard, Gary M. Sullivan, Jr. and Shlomo Zohar. Mr. Sullivan joined the Board in August 2015 and Yonel Cohen served as a director from May 2015 until October 2015. Each of our current directors has been nominated for election at the Annual Meeting to serve for a one-year term expiring at our 2017 Annual Meeting of Stockholders or when his successor is duly elected and qualified.

Independence

The Board was composed of a majority of independent directors at all times during 2015 because the Board has determined that each of Messrs. Finnerty, Jordá, Leonard, Sullivan and Zohar qualifies as an independent director under applicable SEC rules and regulations and the rules of the NYSE.

Under the NYSE’s listing standards, a director will not be deemed independent unless the Board affirmatively determines that the director has no material relationship with us. Based upon information requested from and provided by each director and director nominee concerning his background, employment and affiliations, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, the Board has determined that each of our independent directors has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, and is therefore independent under the NYSE’s listing standards and applicable SEC rules and regulations.

Meetings

The Board held 13 meetings during 2015 and each of our incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees on which he served during the year. We have not adopted a policy with regard to Board member attendance at annual meetings of our stockholders, however all five directors serving at the time of our annual meeting of stockholders on May 5, 2015 in Franklin, Tennessee attended the annual meeting.

Risk Oversight

The Audit Committee and the Board oversee the Company’s annual enterprise risk management program and typically receives the report of management’s enterprise risk management committee upon completion of the program in the first quarter of each year. In addition to the annual enterprise risk management program, the Audit Committee meets at least once per quarter during the year and discusses with management, the Company’s chief audit executive and the Company’s independent external auditor: (a) current business trends affecting the Company; (b) the major risk exposures facing the Company; (c) the steps management has taken to monitor and control such risk factors; and (d) the adequacy of internal controls that could significantly affect the Company’s financial statements.

Chairman of the Board

Mr. Yemin has served as the Chairman of the Board since December 2012. Our Board has no standing policy that requires the separation of the offices of chairman and chief executive officer. Rather, its policy is to let the Board make such a determination in the manner it deems most appropriate for the Company at any given point in time. At this time, the Board believes that Mr. Yemin, our Chief Executive Officer, is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry. As such, the Board feels that combining the roles of chairman and chief executive officer provides the Board with the individual who is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy and facilitating the information flow between management and the Board and its committees, which are essential to effective governance of the Company's affairs.

Lead Independent Director

In the event the Chairman of the Board is not an independent director, the Board considers it to be useful and appropriate to designate an independent director to serve in a lead capacity (the “Lead Independent Director”) to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine from time to time. Mr. Finnerty was elected to serve as the Board's initial Lead Independent Director in November 2015. The Lead Independent Director will be appointed annually by a majority of the independent directors on the Board and may be removed or replaced by a majority of the independent directors at any time. The Lead Independent Director will chair all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, call additional meetings of the independent directors as deemed appropriate, and perform such other functions as the Board may direct, including: (i) to serve as principal liaison between the independent directors, on the one hand, and the Chairman and senior management of the Company, on the other hand; (ii) to provide input from the Board and make recommendations to the Chairman regarding Board meetings, such as with respect to meeting frequency, date/schedule, location, agenda items and Board visitation; and (iii) to consult with the Chairman regarding information submitted by the Company’s management that is necessary or appropriate for the Board’s deliberations. In addition, the Lead Independent Director has the authority to engage in direct communication, as appropriate, with the Company’s major stockholders, and engage outside counsel and consultants.

Executive Sessions

The NYSE listing standards require our independent directors to meet at regularly scheduled executive sessions without management. Our independent directors conducted executive sessions in connection with each quarterly meeting of the Audit Committee in 2015 and intend to continue to conduct such executive sessions as necessary or desirable in 2016, including in connection with each quarterly meeting of the Audit Committee. Our Lead Independent Director, Mr. Finnerty, will preside over these executive sessions of independent directors.

Communications with the Board of Directors

Stockholders or other interested parties who wish to communicate with any of our directors, any committee chairperson or the Board may do so by writing to the director, committee chairperson or the Board in care of the Secretary of Delek US Holdings, Inc. at 7102 Commerce Way, Brentwood, Tennessee 37027. Any such communications received will be forwarded directly to the director to whom it is addressed. If the communication is addressed to the Board generally and no particular director is named, the communication will be forwarded, depending on the subject matter, to the appropriate committee chairperson or to all members of the Board.

Committees of the Board of Directors

During the 2015 fiscal year, the Board had standing Audit, Compensation, NCG and EHS Committees.

Audit Committee

At the beginning of the 2015 fiscal year, the Audit Committee was comprised of Messrs. Zohar (chairman), Jordá and Leonard. In August 2015, Mr. Sullivan joined the Board and succeeded Mr. Zohar as the chairman of the Audit Committee. Following the appointment of Mr. Sullivan as chairman, Mr. Zohar's membership on the Audit Committee continued and Mr. Jordá's membership ended. The Audit Committee met four times during 2015.

The Board has determined that (i) Messrs. Leonard, Jordá, Sullivan and Zohar each qualifies as independent under applicable SEC rules and regulations and the rules of the NYSE; and (ii) Messrs. Sullivan and Zohar are “audit committee financial experts” within the meaning of Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to provide assistance to the Board in the oversight of (a) the quality and integrity of our financial statements; (b) the disclosure and financial reporting process, including our financial statements; (c) our internal controls and procedures for financial reporting; (d) the performance of our internal audit function and independent registered public accounting firm employed by us for the purpose of preparing and issuing an audit report or related work; (e) the qualifications and independence of our independent registered public accounting firm; and (f) our compliance with legal and regulatory requirements. These responsibilities are set forth in the Audit Committee’s charter, which is available on our corporate website at www.DelekUS.com. In addition, the Audit Committee is generally responsible for administering our related party transactions policy.

Compensation Committee

During 2015, the Compensation Committee was composed of Messrs. Jordá (chairman), Finnerty, Leonard and Zohar. Messrs. Jordá, Finnerty, Leonard and Zohar each qualify as independent under applicable SEC rules and regulations and the rules of the NYSE, as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act.

The purpose of the Compensation Committee is to support the Board and work with management to ensure that compensation practices properly reflect management’s and our philosophy, competitive practices and regulatory requirements. The Compensation Committee reviews, provides advice on and, where appropriate, approves compensation objectives, plans, and levels. The Compensation Committee met four times in 2015.

During 2015, the Compensation Committee delegated a portion of its authority under the 2006 Plan to Mr. Yemin with respect to newly hired employees and employees that are promoted to a job classification that is eligible for equity awards. Mr. Yemin's authority is limited to 15,000 NQSOs or SARs per eligible employee and excludes employees who are subject to Section 16(b) of the Exchange Act or who are considered “covered employees” for purposes of Section 162(m) of the Internal Revenue Code.

The delegation of authority to Mr. Yemin is further limited by prescribing that grants of NQSOs or SARs pursuant thereto shall occur only once per calendar quarter. Under this directive, grants occur on the tenth day of the last calendar month of the quarter and cover eligible employees through the last day of the second calendar month of the quarter. In selecting the predetermined quarterly grant date, the Compensation Committee chose a date that would normally be after the public announcement of our financial results for the preceding quarter and 20 days before the close of the current quarter. These grants occurred during each quarter during 2015.

Grants of NQSOs and SARs by Mr. Yemin under this delegated authority are confirmed by a contemporaneous written memorandum executed by him and maintained in the records of the Compensation Committee. Quantities of NQSOs or SARs in excess of the authority delegated to Mr. Yemin are generally reserved for senior management and are typically made by the Compensation Committee or Board in connection with the hiring or promotion of a senior management employee. Grants that are not made on a predetermined quarterly grant date are rare and usually tied to independent triggering events (such as the commencement of employment) or subject to waiting periods between the decision to grant and the grant date. See the sections titled “Compensation Setting Process,” “Fixed Compensation” and “Annual Incentive Compensation” in the Compensation Discussion and Analysis for an additional discussion of the role of Mr. Yemin, other executive officers and compensation consultants in determining compensation.

The Compensation Committee is responsible to our Board and stockholders for evaluating the performance of our Chief Executive Officer and approving the compensation awarded to our executive officers. Mr. Yemin’s compensation, which is set in a manner consistent with the terms of his current employment agreement, is reviewed annually by the Compensation Committee and recommended for approval to the disinterested members of our Board. These responsibilities are set forth in the Compensation Committee’s charter, which is available on our corporate website at www.DelekUS.com.

The Compensation Committee has relied on the input and recommendations of Mr. Yemin in determining compensation for our NEOs (other than Mr. Yemin). From time to time, the Compensation Committee will also solicit the input of executive compensation consultants at Aon/Hewitt Consulting (“Aon”) in evaluating NEO and director compensation. From time to time, the Compensation Committee also engages compensation consultants at Findley Davies, Inc. ("Findley") in evaluating annual cash bonus and long-term incentive plans.

Nominating and Corporate Governance Committee

During 2015, the NCG Committee consisted of Messrs. Leonard (chairman), Finnerty and Zohar. The NCG Committee met two times in 2015. Each member of the NCG Committee qualifies as independent under applicable SEC rules and regulations and the rules of the NYSE. The purposes of the NCG Committee are (i) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for each annual meeting of stockholders; (ii) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members and to recommend to the Board qualified individuals to fill any such vacancy; (iii) to recommend to the Board director nominees for each Board committee; (iv) to develop and recommend to the Board a set of effective corporate governance policies and procedures applicable to the Board's Governance Guidelines when required; (v) to review the Governance Guidelines on an annual basis and recommend to the Board any changes deemed necessary or desirable; and (vi) to monitor, oversee and review compliance with the Governance Guidelines and all other applicable policies of the Company as the NCG Committee or the Board deems necessary or desirable. These responsibilities are set forth in the NCG Committee's charter, which is available on our corporate website at www.DelekUS.com.

The NCG Committee is responsible for filling vacancies on the Board at any time during the year, and for nominating director nominees to stand for election at the annual meeting of stockholders. From time to time, the NCG Committee utilizes the services of a third party to assist in identifying or evaluating director nominees. In accordance with our Board of Directors Governance Guidelines and the charter of the NCG Committee, the NCG Committee seeks to identify individuals qualified to become directors and considers such factors as it deems appropriate, including the individual's independence, education, experience, reputation, judgment, skill, integrity and industry knowledge. The NCG Committee considers the individual's contribution to the Board's overall diversity in the foregoing factors, the degree to which the individual's qualities and attributes complement those of other directors, and the extent to which the candidate would be a desirable addition to the Board and committees thereof. Directors should have experience in positions with a high degree of responsibility; be leaders in the organizations with which they are affiliated; and have the time, energy, interest and willingness to serve as a member of the Board. In determining fitness for service on the Board, the NCG Committee has no policy for considering racial or ethnic classifications, gender, religion or sexual orientation.

The NCG Committee will consider nominees for directors recommended by our stockholders and will evaluate each such nominee using the same criteria used to evaluate director candidates identified by the NCG Committee. Stockholders wishing to make such recommendations may write to the Board in care of the Secretary at Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, Tennessee 37027. Persons making submissions should include the full name and address of the recommended nominee, a description of the proposed nominee's qualifications and other relevant biographical information.

Environmental, Health and Safety Committee

The EHS Committee was formed in August 2014 and has consisted of Messrs. Finnerty (chairman), Jordá and Leonard from its inception. The EHS Committee met four times in 2015. The purpose of the EHS Committee is to assist the Board in fulfilling certain of the Board’s oversight responsibilities by, among other things, overseeing management’s establishment and administration of the Company’s environmental, health and safety policies, programs, procedures and initiatives. These responsibilities are set forth in the EHS Committee's charter, which is available on our corporate website at www.DelekUS.com.

Compensation Committee Interlocks and Insider Participation

Each of Messrs. Finnerty, Jordá, Leonard and Zohar served on the Compensation Committee during the 2015 fiscal year and each of them qualifies as independent under applicable SEC rules and regulations and the rules of the NYSE, as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act. None of our executive officers currently serves (and did not serve during the 2015 fiscal year) as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

Board of Directors Governance Guidelines, Code of Business Conduct & Ethics and Committee Charters

The full texts of our Board of Directors Governance Guidelines and Code of Business Conduct & Ethics, as well as the charters for the Audit, Compensation, NCG and EHS Committees, are available on our website at www.DelekUS.com. If we waive any material departure from a provision of our Code of Business Conduct & Ethics, we intend to post such waiver (to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions) on this website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval Policy for Related Party Transactions

On March 6, 2007, our Board adopted a written related party transactions policy to document procedures pursuant to which “related party transactions” are reviewed, approved or ratified. Under Item 404 of Regulation S-K, a “related party transaction” means any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and any related person has a direct or indirect material interest. The policy covers all transactions between us and any related party (including any transactions requiring disclosure under Item 404), other than transactions generally available to all employees and transactions involving less than $5,000, when aggregated with all similar transactions.

The policy states that, in most instances, the Audit Committee is best suited to review and approve related party transactions that may arise within the Company. However, the policy permits the disinterested members of the Board to exercise any authority otherwise assigned to the Audit Committee by the policy. In particular, the Board believes that any related party transaction in which any director is interested should typically be reviewed and approved by all disinterested members of the Board. An interested director is not allowed to vote upon a transaction in which he is involved. Depending upon the issue presented, the disinterested members of the Board may request to hear from the interested director during the course of their deliberations, but the interested director does not vote upon the matter and is not present during the vote on such matter. A related party transaction may be consummated only if it is ratified or approved by the Audit Committee or disinterested members of the Board and if it is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

Alon Israel Note

In May 2015, the Company issued an unsecured $145.0 million term promissory note (the “Alon Israel Note”) to Alon Israel Oil Company, Ltd. ("Alon Israel") in connection with the Company’s acquisition of approximately 48% of the outstanding shares of Alon USA Energy, Inc. common stock. Based on information contained in a Schedule 13D/A filed by Alon Israel on May 19, 2015, Alon Israel is a “related party” under our related party transactions policy because it owns more than five percent of the Company's outstanding common stock. The Alon Israel Note bears interest at a fixed rate of 5.50% per annum and requires five annual principal payments of $25.0 million followed by a final amortization payment of $20.0 million on January 4, 2021. In October 2015, the Company prepaid the first $25.0 million amortization payment that would have otherwise been due in January 2016. The Company's Audit Committee approved this prepayment on October 21, 2015. In December 2015, Alon Israel assigned the remaining $120.0 million of principal and all accrued interest due under the Alon Israel Note to assignees under four new notes in substantially the same form and on the same terms (collectively, the "Successor Notes"). The Successor Notes are not held by "related parties" under our related party transactions policy. The table below sets forth certain information pertaining to the Alon Israel Note and the Successor Notes:

Largest Amount of Principal Outstanding During 2015:	$145,000,000
Amount Outstanding at December 31, 2015:	$120,000,000
Principal Paid in 2015:	$25,000,000
Interest Paid in 2015 (net of withholding taxes):	$536,562

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following section entitled “Compensation Discussion and Analysis” is intended to provide material information that is necessary to an understanding of our compensation policies and decisions regarding the individuals named in the 2015 Summary Compensation Table in this Proxy Statement. These individuals may be referred to as our “named executive officers” or “NEOs” herein.

Compensation Overview, Objectives and Philosophy

Our NEO compensation framework in 2015 emphasized retention and recruitment in a manner that supported stockholder value and was designed to reward the performance of our NEOs with reference to the overall performance of the Company. We have developed a compensation framework that is designed to:

•	Attract, motivate and retain key executives;

•	Centralize administration and control over individual compensation components;

•	Align the long-term economic interests of our executives with those of our stockholders by providing a portion of executive compensation in the form of equity awards; and

•	Reward excellence and performance by executives that increases the value of our stock and promotes an ethical culture amongst our employees.

These objectives governed the decisions that the Compensation Committee made during the 2015 fiscal year, and will govern the decisions it makes during fiscal year 2016 with respect to the amount and type of compensation payable to our NEOs. Further, we believe that these objectives strengthen our commitment to operate our business with the highest standards of ethical conduct.

Transitioning From Controlled Company Status

From the time of our initial public offering in May 2006 until March 2013, the Board had determined that we were a “controlled company” for the purposes of Section 303A of the NYSE Listed Company Manual because Delek Group, Ltd. ("Delek Group") controlled more than 50% of our voting power. As such, we relied on an exemption from the provisions of Section 303A.05 of the NYSE Listed Company Manual which would have otherwise required our Compensation Committee to be comprised entirely of independent directors. Upon the completion of a secondary offering of our Common Stock by Delek Group in March 2013, the Board determined that we were no longer a "controlled company" and, as such, that we no longer qualified for the Section 303A.05 exemption. At all times since March 2013, the Compensation Committee has been comprised entirely of directors that qualify as independent under applicable SEC rules and regulations and the rules of the NYSE, as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

As part of our transition from controlled company status, the Compensation Committee has begun to develop a new executive compensation framework. Elements of this framework are reflected in the employment agreements we entered into with Mr. Yemin in November 2013 (the "Yemin Agreement"), Mr. Ginzburg in May 2015 (the "Ginzburg Agreement"), Mr. Smith in May 2015 (the "Smith Agreement") and Mr. Miller in August 2015 (the "Miller Agreement") as well as the Annual Incentive Plans for the 2014, 2015 and 2016 fiscal years. At December 31, 2015, Mr. Green was the only NEO whose compensation continued to be governed by compensatory arrangements entered into prior to March 2013. The current executive compensation framework is expected to guide the terms of future compensatory arrangements with our other NEOs. Some of the changes in our executive compensation philosophy are listed below:

•	Increased transparency and less discretion in the award and calculation of annual cash incentives;

•	Annual grants of long-term incentive awards (compared to our prior practice of granting a larger singular award in connection with the execution of an employment agreement);

•	Increased use of performance awards as an element of long-term incentive compensation;

•	A phasing out of residence, family education and travel benefits;

•	A phasing out of tax gross-ups and other tax reimbursements; and

•	The elimination of dividend equivalents payable on appreciation awards such as stock appreciation rights.

The 2015 compensation of Mr. Ginzburg was significantly influenced by the employment agreement he executed in 2011 and the 2015 compensation of Mr. Green was governed almost exclusively by the employment agreement he executed in 2011. The employment agreement executed in 2011 by Mr. Ginzburg expired in June 2015, and the employment agreement executed in 2011 by Mr. Green will expire in April 2016. The employment agreement executed by Mr. Ginzburg in 2015 follows the revised compensation framework described above and we currently expect that any future employment agreements entered into by our NEOs will continue to follow this framework.

Elements of Our Compensation

The compensation framework for our NEOs consists primarily of the following three elements:

•
Fixed Compensation: Base salaries, predetermined severance, limited fringe benefits and perquisites and other benefits are primarily intended to attract and retain our NEOs by providing reliable compensation that is not contingent upon short-term or long-term objectives.

•
Annual Incentive Compensation: Performance-based annual cash bonuses are primarily intended to reward superior performance by our NEOs and support fixed compensation in attracting and retaining our NEOs.

•
Long-Term Incentive Compensation: Equity awards under our 2006 Plan are primarily intended to reward longer-term performance by our NEOs and align the long-term economic interests of our NEOs with our stockholders. Equity awards also complement each of the other two elements of our compensation by helping to attract and retain our NEOs and reward superior performance. Our primary forms of equity awards are:

◦
Appreciation awards under the 2006 Plan such as SARs and NQSOs. We believe appreciation awards provide a strong link between executive compensation and increases in stockholder value because the value of an appreciation award is contingent upon an increase in the market price of our Common Stock between the grant date and the exercise date.

◦
Performance-based awards under the 2006 Plan such as performance-based RSUs ("PRSUs"). We believe performance-based awards provide a strong link between executive compensation and increases in stockholder value because the value of the performance-based award is contingent upon the satisfaction of certain performance conditions during the performance period.

◦
Full value awards such as RSUs under the 2006 Plan, phantom units ("DKL Phantom Units") under the Delek Logistics GP, LLC 2012 Long-Term Incentive Plan (the "Logistics LTIP") and non-plan-based awards of membership interests ("GP Membership Interests") in Logistics GP, the general partner of Delek Logistics Partners, LP ("Delek Logistics"). In contrast to appreciation and performance-based awards, we believe full value awards are beneficial because their value is less dependent upon market conditions and, therefore, provide a more lasting incentive for our employees to remain with us.

With regard to the mix of these elements in our NEO compensation framework, our philosophy has been to weigh more heavily toward long-term incentive compensation and less toward fixed and annual incentive compensation, and we expect this philosophy to continue. Each of these elements is discussed further below.

Compensation Setting Process

The Compensation Committee is responsible for determining the amount and mix of total compensation to be paid to our NEOs. In making these determinations for our NEOs other than Mr. Yemin, the Compensation Committee typically solicits the input and recommendations of Mr. Yemin and references external consultant studies of our compensation programs conducted contemporaneously or in recent years.

Our goal from year to year is to develop an appropriate mix of fixed, annual incentive and long-term incentive compensation to attract and retain our NEOs while simultaneously incentivizing them to exert their best efforts to maximize near term results and longer term value for our stockholders.

External Consultants

We believe that, in some circumstances, external compensation consultants can provide valuable assistance to us in setting NEO compensation. The Compensation Committee typically engages Aon to provide reports related to the design and amount of NEO compensation and to evaluate achievement under performance awards. The Compensation Committee also engages Aon to provide director compensation analyses and target compensation reports that are used to develop our director compensation framework. Finally, the Compensation Committee typically engages the compensation consultants at Findley to assist us with the development of our annual cash bonus plans and the evaluation of achievement under such plans. We expect that, from time to time, the Compensation Committee will continue to reference data and guidance provided, and to be provided, by Aon, Findley or similar external consultants in setting NEO and director compensation. The Compensation Committee believes that both Aon and Findley are independent of management and provide the Compensation Committee with objective guidance.

Benchmarking

We believe that effective executive compensation practices depend upon the particular facts and circumstances of each employer and should not be dictated by the practices of others. Therefore, our compensation practices for our NEOs are not designed to track any particular company or group of companies. However, we believe that referencing specific and aggregated compensation data from certain companies and groups of companies from time to time can be a useful tool in our decision making process for all areas of our compensation framework. The Compensation Committee, with the assistance of Aon, has developed the group of independent refiners listed below (the "Comparator Group") to be referenced from time to time in our compensation decisions. Because these comparator companies vary in size, we may regress their data to provide more meaningful points of reference. We may also reference unregressed data from a larger group of general industry companies with sizes similar to ours. We believe this compensation data is derived from appropriate, comparative, cross-sections of competitors in our industries and for our talent with market capitalization and operational complexity similar to ours and provides meaningful market information to be referenced from time to time in our compensation decisions.

Alon USA Energy, Inc.	PBF Energy, Inc.
Calumet Specialty Products Partners, LP	Phillips 66
CVR Energy, Inc.	Tesoro Corporation
HollyFrontier Corporation	Valero Energy Corporation
Marathon Petroleum Corporation	Western Refining, Inc.

Fixed Compensation

A significant portion of our NEOs' overall cash compensation is base salary. Generally, NEO base salaries have not been based upon specific measures of corporate performance, but are determined by the Compensation Committee with reference to each employee’s individual performance, position and responsibilities, the fixed compensation of our other NEOs and other members of senior management, competitive data and the recommendations of our Chief Executive Officer (except as it pertains to his own compensation). We generally seek to position NEO base salaries at or below the median of size-regressed data from our Comparator Group and unregressed data from other companies of similar size to us. The Compensation Committee believes that the fixed compensation paid to our NEOs is appropriate and helps achieve our objectives to attract, retain and motivate our NEOs. For a description of the base salaries and other elements of fixed compensation paid to our NEOs for 2015, please refer to the 2015 Summary Compensation Table in this Proxy Statement.

Annual Incentive Compensation

Annual cash bonuses paid to our NEOs for a fiscal year are typically determined in the first quarter of the ensuing fiscal year and are intended to reward company-wide performance and, to a lesser extent, individual performance during the year.

Compensatory Arrangements and Annual Bonuses

No compensatory arrangement with any NEO guarantees that an annual cash bonus will be paid to him each year. The decision to award annual cash bonuses to our NEOs, and the determination of the amounts thereof (if any), is the prerogative of the Compensation Committee and/or the Board.

2015 Annual Bonus Plan

In February 2015, the Compensation Committee approved an Annual Incentive Plan applicable to our NEOs for the 2015 fiscal year (the “2015 Bonus Plan”). Any payment of awards under the 2015 Bonus Plan would be primarily based on the Company’s earnings per share performance for the year ended December 31, 2015, as such may be adjusted by the Compensation Committee for certain non-cash gains or losses (“Adjusted EPS”).

Under the 2015 Bonus Plan, no annual bonuses would be paid to our executive officers unless the Company’s Adjusted EPS for the year ended December 31, 2015 equaled or exceeded $1.00. If the Company’s Adjusted EPS equaled or exceeded $1.00 for the year ended December 31, 2015, the 2015 Bonus Plan would be fully funded and annual bonuses would be authorized to our NEOs up to a maximum of 200% of their target annual bonuses. However, the Compensation Committee would further evaluate the Company's performance and could exercise downward discretion based upon a matrix that attributes (a) 60% to the Company’s financial performance under an Adjusted EPS / relative return on invested capital matrix, (b) 10% to the Company’s performance in refinery safety as measured by the Company’s total recordable incident rate, (c) 10% to the Company's performance in refinery safety as measured by Tier I and II events at company refining facilities under the OSHA Process Safety Management standard, and (d) 20% to the Company’s performance in refinery utilization as compared to utilization statistics published by the United States Department of Energy and United States Energy Information Administration.

In February 2016, the Compensation Committee evaluated the payment of cash bonuses under the 2015 Bonus Plan, certified that Adjusted EPS of $1.00 had not been achieved and determined that annual cash bonuses would not be paid to our NEOs under the 2015 Bonus Plan.

2016 Annual Bonus Plan

In February 2016, the Compensation Committee approved an Annual Incentive Plan for the 2016 fiscal year (the “2016 Bonus Plan”). Payment of awards under the 2016 Bonus Plan will primarily be based on the Company’s Adjusted EPS for the year ending December 31, 2016.

Under the 2016 Bonus Plan, no annual bonuses will be paid to our executive officers unless the Company’s Adjusted EPS for the year ending December 31, 2016 equals or exceeds $1.00. If this threshold is achieved, the 2016 Bonus Plan will be fully funded and the Compensation Committee may further evaluate the Company’s relative performance and exercise downward discretion under the formula set forth below.

•
Financial Performance. The Compensation Committee expects to attribute 60% of its evaluation to the Company’s financial performance under an Adjusted EPS / Relative ROIC matrix similar to the one used in the 2015 Bonus Plan.

•
Refinery Safety. The Compensation Committee expects to attribute 20% of its evaluation, apportioned equally, to each of (i) the Company’s performance in refinery safety as measured by the Company’s total recordable incident rate and (ii) Tier I and II events at company refining facilities under the OSHA Process Safety Management standard.

•
Refinery Utilization. The Compensation Committee expects to attribute the remaining 20% of its evaluation to the Company’s performance in refinery utilization as compared to utilization statistics published by the United States Department of Energy and United States Energy Information Administration.

Long-Term Incentives

The Compensation Committee believes that the grant of non-cash, long-term compensation, primarily in the form of long-term incentive awards, to our NEOs is appropriate to attract, motivate and retain such individuals, and enhance stockholder value through the use of non-cash, equity incentive compensation opportunities. The Compensation Committee believes that the best interests of our stockholders would be most effectively advanced by enabling our NEOs, who are responsible for our management, growth and success, to receive compensation from time to time in the form of long-term incentive awards. Because the vesting of long-term awards is based upon continued employment with us, the awards are designed to provide our NEOs with an incentive to remain with us. Since long-term awards will increase in value in conjunction with an increase in the value of our Common Stock or other performance metrics, such awards are also designed to align the interests of our NEOs and our stockholders.

Compensatory Arrangements and Long-Term Incentives

No compensatory arrangement with any NEO guarantees that long-term incentive compensation will be awarded to him each year. The decision to award long-term incentive compensation to our NEOs, and the determination of the amounts thereof (if any), is the prerogative of the Compensation Committee and/or the Board.

2006 Long-Term Incentive Plan

In anticipation of our initial public offering in 2006, our Board and then-sole stockholder adopted the 2006 Plan in April 2006, and amendments to the 2006 Plan were approved by our Board and stockholders on May 4, 2010. The 2006 Plan expires in April 2016. At December 31, 2015, the 2006 Plan provided equity-based compensation to approximately 1,000 of our employees, including our NEOs. The 2006 Plan permits us to grant stock-based awards such as NQSOs, SARs, RSUs and PRSUs as well as cash incentive awards to directors, officers, employees, consultants and other individuals (including advisory board members) who perform services for us or our affiliates. RSU and PRSU awards under the 2006 Plan are accompanied by dividend equivalent rights providing for a lump sum cash amount equal to the accrued dividends from the grant date of the RSU or PRSU, which is paid in cash on the vesting date.

The Compensation Committee generally administers the 2006 Plan, has discretion to select the persons to whom awards are made under the 2006 Plan and prescribes the terms and conditions of each award under the 2006 Plan. The Board also has the power to administer the 2006 Plan. With respect to the application of the 2006 Plan to non-employee directors, the Board has sole responsibility and authority for matters relating to the grant and administration of awards. For a description of the Compensation Committee’s delegation of authority to grant equity awards, you should read the narrative discussion of our Compensation Committee under the heading "Committees of the Board of Directors" in this Proxy Statement.

Equity awards under the 2006 Plan are subject to exercise or base prices equal to (or greater than) the market price of our Common Stock on the grant date. We define the market price of our Common Stock as the NYSE closing price on the date of the grant, or the last previous NYSE closing price if the date of the grant occurs on a day when the NYSE is not open for trading. In June 2010, we began using SARs, rather than NQSOs, as the primary form of appreciation awards under the 2006 Plan. We believe that, over time, SARs require us to issue fewer shares under the 2006 Plan and are, therefore, likely to be less dilutive to our stockholders. Our practice has been to make initial grants of equity awards under the 2006 Plan to newly hired eligible employees, including our NEOs. In June of each year, we have also made annual grants of equity awards under the 2006 Plan to existing eligible employees in quantities less than the employee's initial grant. In 2015, we granted 953,200 SARs, 130,527 RSUs and 62,152 PRSUs under the 2006 Plan. For a description of the equity awards made under the 2006 Plan in 2015 to our NEOs and directors, you should read the narrative discussions and tables under the headings "Grants of Plan Based Awards in 2015" and "Compensation of Directors in 2015" in this Proxy Statement.

Subject to the adoption of the 2016 Long-Term Incentive Plan, we intend to continue our practice of providing long-term equity-based compensation to our employees, including our NEOs, through time-vested grants with exercise or base prices equal to (or greater than) the market price of our Common Stock on the grant date. We also intend to continue our practice of making initial grants to newly hired eligible employees, including future NEOs. The Compensation Committee does not consider gains from prior equity awards in setting other elements of compensation. For a description of how the grant dates of certain equity awards are predetermined with reference to the expected release of material non-public information, you should read the narrative discussion of our Compensation Committee under the heading "Committees of the Board of Directors" in this Proxy Statement.

Delek Logistics GP, LLC 2012 Long-Term Incentive Plan

The board of directors of Logistics GP adopted the Logistics LTIP in connection with Delek Logistics' initial public offering in 2012. The Logistics LTIP is a unit-based compensation plan for the benefit of Logistics GP's officers, directors and employees or its affiliates and any consultants, affiliates or other individuals who perform services for Delek Logistics. Because some members of the Logistics GP board of directors primarily perform services on our behalf in their roles as our executive officers, the Logistics LTIP is generally administered by the conflicts committee of the Logistics GP board of directors which is a committee comprised entirely of independent directors. The full Logistics GP board of directors may also grant awards and the conflicts committee may delegate, and has delegated to an executive officer of Logistics GP in the past, the authority to issue awards to non-Section 16 officers of Logistics GP.

The Logistics LTIP limits the number of units that may be delivered pursuant to vested awards to 612,207 common units, subject to proportionate adjustment in the event of unit splits and similar events. The Logistics LTIP permits the grant of DKL Phantom Units, unit options, restricted units, unit appreciation rights, distribution equivalent rights and other unit-based awards. DKL Phantom Units are the only form of award granted under the Logistics LTIP to date and are accompanied by distribution equivalent rights providing for a lump sum cash amount equal to the accrued distributions from the grant date of the phantom unit, which is paid in cash on the vesting date. DKL Phantom Unit awards under the Logistics LTIP will be settled with Delek Logistics common units. All of the DKL Phantom Unit awards made in 2015 were to the independent members of the Logistics GP board of directors.

Pursuant to the terms of the Logistics LTIP, upon the occurrence of an Exchange Transaction (as defined in the Logistics LTIP, and generally including a merger, consolidation, acquisition, reorganization or similar extraordinary transaction with respect to Delek Logistics), the Logistics GP board of directors may, in its discretion, accelerate the vesting of DKL Phantom Units, adjust the terms of any outstanding DKL Phantom Units, or, in the event of an Exchange Transaction in which Delek Logistics' unitholders receive equity of another entity, provide for the conversion of DKL Phantom Units into comparable awards for such entity's equity. This provision provides the potential for immediate value to our NEOs in connection with an Exchange Transaction and, therefore, aligns our NEOs' interests with those of Delek Logistics' unitholders and incentivizes our NEOs to work to maximize the value of Delek Logistics units in the event such a transaction were to occur. For a description of the terms of these arrangements see “Potential Payments Upon Termination or Change-in-Control” in this Proxy Statement.

Fringe Benefits, Perquisites and Severance Provisions

Our NEOs are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision and disability insurance. We also sponsor a voluntary 401(k) Employee Retirement Savings Plan (“401(k) Plan”) for eligible employees

(including our NEOs) administered by Wells Fargo Institutional Retirement and Trust, a business unit of Wells Fargo Bank, N.A. Employees must be at least 21 years of age with at least 1,000 hours worked to be eligible to participate in the 401(k) Plan. After the first anniversary of employment with us, we match employee contributions to the 401(k) Plan, including those by our NEOs, on a fully vested basis up to a maximum of six percent of eligible compensation.

Since the 2008 tax year, we have reimbursed our executive officers for the cost of professional preparation of their income tax returns. Because our executive officers are typically among our most highly compensated employees, their personal tax returns may be examined in connection with examinations of our tax returns. In addition, Exchange Act reporting requirements expose the executive officers’ compensation to public scrutiny. We believe that encouraging our executive officers to seek professional tax advice will mitigate the personal risks that accompany the heightened scrutiny of their compensation, provide us with a retention and recruiting tool for executive officers, and protect us from the negative publicity that could surround an executive officer’s misstatement of his or her personal income tax liabilities.

In addition, we provided limited additional perquisites to Messrs. Yemin, Ginzburg and Green in 2015 pursuant to the terms of their employment agreements. Messrs. Yemin and Ginzburg each received the use of a company-owned automobile. In addition, until the expiration of his prior employment agreement on June 30, 2015, Mr. Ginzburg also received a residence allowance of $4,500 per month, an education allowance of $1,000 per minor child per month, the cost of roundtrip business class airfare for trips to Israel for himself and his family and the value of income taxes incurred as a result of the airfare benefit. We reimbursed Mr. Green for the value of income taxes incurred as a result of vested RSUs granted under his 2011 employment agreement and provided a similar reimbursement to Mr. Ginzburg until the expiration of his prior employment agreement on June 30, 2015. We expect the perquisites provided to Messrs. Yemin, Ginzburg and Green in 2015 to continue in 2016 pursuant to their current employment agreements, except that Mr. Ginzburg's current employment agreement eliminates the residence allowance, education allowance, airfare reimbursement and tax reimbursements provided to him in 2015 under his prior employment agreement. For a description of the perquisites paid to our NEOs for 2015, you should read the 2015 Summary Compensation Table in this Proxy Statement.

The employment agreements with our NEOs as well as the terms of the 2006 Plan and Logistics LTIP may require us to provide compensation or other benefits to our NEOs in connection with certain events related to a termination of employment or an exchange transaction. For a description of the terms of these arrangements, see “Potential Payments Upon Termination or Change-in-Control” in this Proxy Statement. We have established these arrangements because we believe that providing NEOs with compensation and benefit arrangements upon termination or an exchange transaction is necessary for us to be competitive with compensation packages of other companies in our industry and assists us in recruiting and retaining talented executives. In addition, formalizing these benefits provides us with certainty in terms of our obligations to an eligible executive in the event that our relationship with any such executive is terminated.

Advisory Vote on Executive Compensation

We conducted our second advisory vote to approve our executive compensation at our 2014 Annual Meeting of Stockholders and more than 70% of the votes cast were in favor of our NEO compensation as described in our proxy statement. As a result, our NEO compensation was approved (on an advisory basis) by our stockholders. We have also determined that our stockholders should vote on an advisory say-on-pay proposal every third year, consistent with the preference expressed by our stockholders at the 2011 Annual Meeting of Stockholders. As a result, our next advisory say-on-pay vote will occur in connection with our 2017 Annual Meeting of Stockholders.

While these votes are not binding on us, our Board or its committees, we believe it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, our compensation policy and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. Our Board and its Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our NEOs as disclosed in the proxy statement, our Board will consider our stockholders' concerns and our Compensation Committee will evaluate whether any actions are necessary to address the concerns. In addition to the advisory vote to approve our executive compensation, we encourage ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Stock Ownership Requirements

In December 2014, our Board adopted the stock ownership and retention guidelines set forth below:

Individual	Value of Shares To Be Owned
Chief Executive Officer	5 x Base Salary
Other Executive Officers	2 x Base Salary
Non-Employee Director	3 x Base Annual Retainer

Executive officers and non-employee directors have five years to meet the requisite ownership threshold and, once attained, are expected to continuously own sufficient shares to meet that threshold. Compliance with the guidelines is monitored by the Compensation Committee. The full text of our stock ownership and retention guidelines is available on our website at www.DelekUS.com.

Clawback Policy

Our Compensation Committee adopted a clawback policy in March 2016 (the "Clawback Policy"). Under the Clawback Policy, if (a) our consolidated financial statements are materially restated within three years of the first filing of such financial statements with the SEC, and (b) the Compensation Committee determines, in its reasonable discretion, that (i) any current or former executive officer (as defined in Rule 3b-7 promulgated by the SEC under the Exchange Act) of the Company (an “Executive”) has engaged in intentional misconduct and (ii) such misconduct caused or partially caused the need for such restatement, then the Compensation Committee may, within 12 months after the first public announcement or filing with the SEC of such a material restatement, to the extent permitted by applicable law, require that the Executive forfeit and/or return to us all or a portion of the compensation vested, awarded or received under any equity award (including any award of stock options, restricted stock, RSUs, PRSUs or other performance shares, phantom shares or SARs) during the period subject to restatement. However, any forfeiture and/or return of compensation by an Executive under the Clawback Policy will, in any event, be limited to any portion thereof that the Executive would not have received if our consolidated financial statements had been reported properly at the time of first public release or filing with the SEC. The full text of our Clawback Policy is available on our website at www.DelekUS.com.

Prohibition Against Speculative Transactions

Our Code of Business Conduct & Ethics, which applies to all of our employees and directors, prohibits speculative transactions in our stock such as short sales, puts, calls or other similar options to buy or sell our stock in an effort to hedge certain economic risks or otherwise.

Guidelines For Trades By Insiders

We maintain policies that govern trading in our common stock by officers and directors required to report under Section 16 of the Exchange Act, as well as certain other employees who may have regular access to material non-public information about us. These policies include pre-approval requirements for all trades and periodic trading “black-out” periods designed with reference to our quarterly financial reporting schedule. We also require pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act. To mitigate the potential for abuse, no trades are allowed under a trading plan within 30 days after adoption. In addition, we discourage termination or amendment of trading plans by prohibiting trades under new or amended plans within 90 days following a plan termination or amendment.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

Carlos E. Jordá, Chairman
William J. Finnerty
Charles H. Leonard
Shlomo Zohar

2015 Summary Compensation Table

The 2015 Summary Compensation Table below summarizes the compensation for the fiscal year ended December 31, 2015 (and the two prior fiscal years) for (i) our principal executive officer (Mr. Yemin), (ii) our principal financial officer (Mr. Ginzburg) and (iii) our three other most highly compensated executive officers for the fiscal year ended December 31, 2015 (Messrs. Green, Smith and Miller). We refer to these individuals collectively herein as our “named executive officers” or “NEOs.” The footnotes to the 2015 Summary Compensation Table set forth narrative discussions of the material factors necessary to understand the information disclosed in the table.

(a)	(b)	(c)		(d)		(e)		(f)	(i)		(j)
Name Principal Position(s)	Fiscal Year	Salary*		Bonus		Stock Awards		Option Awards	All Other Compensation		Total
		($)	(%)(1)	($)	(%)(1)	($)(2)		($)(3)	($)		($)
Ezra Uzi Yemin President and Chief Executive Officer	2015	880,000	18.5	—	0.0	3,842,383	(4)	—	43,697	(5)	4,766,080
	2014	880,000	13.7	2,156,000	33.6	3,336,022		—	41,818		6,413,840
	2013	635,723	8.5	3,660,000	49.1	2,235,130		—	918,968		7,449,821
Assaf Ginzburg Executive Vice President and Chief Financial Officer	2015	347,500	11.0	—	0.0	2,584,561	(6)	—	243,748	(7)	3,175,809
	2014	306,154	30.2	280,000	27.6	—		—	429,018		1,015,172
	2013	280,000	28.8	92,400	9.5	91,449		—	508,344		972,193
Frederec Green Executive Vice President	2015	320,000	55.3	—	0.0	—		—	259,098	(8)	579,098
	2014	306,154	36.5	280,000	33.4	—		—	253,235		839,389
	2013	280,000	32.6	92,400	10.8	91,449		—	395,158		859,007
Mark D. Smith Executive Vice President (9)	2015	306,154	35.0	—	0.0	561,008	(10)	—	6,718	(11)	873,880
	2014	166,923	21.2	201,700	25.7	—		342,875	74,587		786,085
Anthony L. Miller Executive Vice President (12)	2015	221,538	35.4	—	0.0	307,742	(13)	79,430	16,979	(14)	625,689

*
Amounts shown represent 26 bi-weekly pay periods during each fiscal year and are not reduced to reflect the NEO's contributions, if any, to the Company’s 401(k) Plan. Amounts shown are amounts actually earned by the NEO during the applicable fiscal year and reflect, to the extent applicable, the impact of any salary increase during the year.

(1)	This column represents the dollar amount as a percentage of the Total Compensation figure set forth in column (j).

(2)
Amounts in this column represent the fair value of PRSUs and RSUs. The fair value of PRSUs is calculated using a Monte-Carlo simulation model, which assumes a risk-free rate of interest of 0.97%-1.02%, an expected life of 2.56-2.81 years and an expected volatility of 37.19%-39.18%. The fair value of RSUs is calculated using the closing price of our Common Stock on the date of the grant. Assumptions used in the calculation of these amounts for the 2015 fiscal year are included in footnote 12 to our audited financial statements for the 2015 fiscal year included in our Annual Report on Form 10-K filed with the SEC on February 29, 2016. Because the fair value of PRSUs is calculated differently than the fair value of RSUs, the grant date fair values for PRSUs and RSUs covering identical quantities of shares may differ.

(3)
Amounts in this column represent the fair value of SARs. The fair value is calculated using the Black-Scholes-Merton option-pricing model. Assumptions used in the calculation of these amounts for the 2015 fiscal year are included in footnote 12 to our audited financial statements for the 2015 fiscal year included in our Annual Report on Form 10-K filed with the SEC on February 29, 2016.

(4)
This amount represents the $2,342,449 fair value of 41,688 PRSUs and $1,499,934 fair value of 41,688 RSUs granted to Mr. Yemin on March 10, 2015. If achievement of the highest level of performance conditions is assumed, the grant date fair value of the PRSUs would be $2,999,868.

(5)
For the fiscal year 2015, this amount includes matching contributions to the Company’s 401(k) Plan in the amount of $15,900, group term life insurance premiums of $810 and the incremental costs of the following perquisites: professional tax preparation fees, medical exam fees and personal use of a company-owned automobile.

(6)
This amount represents the $434,405 fair value of 9,580 PRSUs and $2,150,156 fair value of 58,860 RSUs granted to Mr. Ginzburg on June 10, 2015. If achievement of the highest level of performance conditions is assumed, the grant date fair value of the PRSUs would be $868,810.

(7)
For the fiscal year 2015, this amount includes matching contributions to the Company’s 401(k) Plan in the amount of $15,900, group term life insurance premiums of $540, reimbursement in the amount of $137,277 for the value of income taxes incurred as a result of vested RSUs, reimbursement in the amount of $18,944 for the value of income taxes incurred as a result of the residence benefit, reimbursement in the amount of $5,971 for the value of income taxes incurred as a result of the airfare benefit and the incremental costs of the following perquisites: a residence allowance in the aggregate amount of $29,077, airfare benefits, an education allowance, personal use of a company-owned automobile and professional tax preparation fees. We calculated the aggregate incremental cost of the residence allowance, education allowance and airfare benefits as the dollar amount paid by us to Mr. Ginzburg.

(8)
For the fiscal year 2015, this amount includes matching contributions to the Company’s 401(k) Plan in the amount of $15,900, group term life insurance premiums of $1,242 and reimbursement in the amount of $241,956 for the value of income taxes incurred as a result of vested RSUs. This amount does not include the value of perquisites and other personal benefits or property received by Mr. Green because the aggregate amount of such compensation was less than $10,000.

(9)	Information is presented only for the 2014 and 2015 fiscal years because Mr. Smith did not commence employment with us until May 2014.

(10)
This amount represents the $310,704 fair value of 6,852 PRSUs and $250,304 fair value of 6,852 RSUs granted to Mr. Smith on June 10, 2015. If achievement of the highest level of performance conditions is assumed, the grant date fair value of the PRSUs would be $621,408.

(11)
For the fiscal year 2015, this amount includes matching contributions to the Company’s 401(k) Plan in the amount of $5,908 and group term life insurance premiums of $810. This amount does not include the value of perquisites and other personal benefits or property received by Mr. Green because the aggregate amount of such compensation was less than $10,000.

(12)	Information is presented only for the 2015 fiscal year because Mr. Miller was not an NEO during the 2013 or 2014 fiscal years.

(13)
This amount represents the $182,831 fair value of 4,032 PRSUs and $124,911 fair value of 4,032 RSUs granted to Mr. Miller on September 10, 2015. If achievement of the highest level of performance conditions is assumed, the grant date fair value of the PRSUs would be $365,662.

(14)
For the fiscal year 2015, this amount includes matching contributions to the Company's 401(k) Plan in the amount of $15,900 and group term life insurance premiums of $1,079. This amount does not include the value of perquisites and other personal benefits or property received by Mr. Miller because the aggregate amount of such compensation was less than $10,000.

Grants of Plan Based Awards in 2015

The following table provides information regarding plan-based awards granted to our NEOs during fiscal year 2015.

Name (1)	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (Per Share)	Grant Date Fair Value of Stock and Option Awards (4)
		Threshold	Target	Maximum
Ezra Uzi Yemin (5)	03/10/2015	20,844	41,688	83,376	—	—	—	$2,342,449
	03/10/2015	—	—	—	41,688	—	—	$1,499,934
Assaf Ginzburg (6)	06/10/2015	2,395	4,790	9,580	—	—	—	$212,101
	06/10/2015	2,395	4,790	9,580	—	—	—	$222,304
	06/10/2015	—	—	—	58,860	—	—	$2,150,156
Mark D. Smith (7)	06/10/2015	1,713	3,426	6,852	—	—	—	$151,703
	06/10/2015	1,713	3,426	6,852	—	—	—	$159,001
	06/10/2015	—	—	—	6,852	—	—	$250,304
Anthony L. Miller (8)	06/10/2015	—	—	—	—	6,500	$36.53	$79,430
	09/10/2015	1,008	2,016	4,032	—	—	—	$89,268
	09/10/2015	1,008	2,016	4,032	—	—	—	$93,563
	09/10/2015	n/a	n/a	n/a	4,032	—	—	$124,911

(1)	Because Mr. Green continued to benefit from a significant plan-based equity award granted in 2011, he was not granted plan-based equity awards during 2015.

(2)	The amounts in this column reflect the threshold, target and maximum shares to be issued upon the vesting of PRSUs.

(3)	The amounts in this column reflect the shares to be issued upon the vesting of RSUs.

(4)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes over the expected term of the grant. Assumptions used in the calculation of this amount for the 2015 fiscal year are included in footnote 12 to our audited financial statements for the 2015 fiscal year included in our Annual Report on Form 10-K filed with the SEC on February 29, 2016. Because the fair value of PRSUs is calculated differently than the fair value of RSUs, the grant date fair values for PRSUs and RSUs covering identical quantities of shares may differ.

(5)
On March 10, 2015, Mr. Yemin was granted 41,688 PRSUs and 41,688 RSUs. The PRSUs are subject to a performance period beginning January 1, 2015 and ending December 31, 2017. 10,421 of the RSUs had vested at December 31, 2015, 3,474 vested on March 10, 2016 and 3,474 will vest every three months thereafter until the final tranche of 3,475 vests on March 10, 2018.

(6)
On June 10, 2015, Mr. Ginzburg was granted two tranches of 4,790 PRSUs each and 58,860 RSUs. Both tranches of PRSUs are subject to a performance period beginning April 1, 2015 with one ending December 31, 2016 and the other ending December 31, 2017. 9,809 of the RSUs had vested at December 31, 2015, 4,905 vested on March 10, 2016 and 4,905 will vest every three months thereafter until the final tranche of 4,906 vests on June 10, 2018.

(7)
On June 10, 2015, Mr. Smith was granted two tranches of 3,426 PRSUs each and 6,852 RSUs. Both tranches of PRSUs are subject to a performance period beginning April 1, 2015 with one ending December 31, 2016 and the other ending December 31, 2017. 1,141 of the RSUs had vested at December 31, 2015, 571 vested on March 10, 2016 and 571 will vest every three months thereafter until the final tranche of 572 vests on June 10, 2018.

(8)
On September 10, 2015, Mr. Miller was granted two tranches of 2,016 PRSUs each and 4,032 RSUs. Both tranches of PRSUs are subject to a performance period beginning July 1, 2015 with one ending December 31, 2016 and the other ending December 31, 2017. None of the RSUs had vested at December 31, 2015, 671 vested on March 10, 2016 and 336 will vest every three months thereafter until the final tranche of 337 vests on September 10, 2018.

Narrative to the 2015 Summary Compensation Table and Grants of Plan-Based Awards in 2015 Table

Yemin Employment Agreement

In anticipation of the expiration of our prior employment agreement with Mr. Yemin in October 2013, the Compensation Committee engaged Aon to provide a chief executive officer compensation analysis and recommendation for a new employment agreement. Aon's research provided compensation data based upon size-regressed data from our Comparator Group, unregressed data from general industry companies of similar size to us and an equally weighted blend of the two. Based upon its research, Aon also provided a recommendation for the various key terms of Mr. Yemin's employment agreement including, without limitation, contract length, base compensation, annual incentive compensation, long-term incentive compensation and provisions pertaining to separation of employment and change-in-control. After evaluating the Aon data, the Compensation Committee recommended, the Board approved and the Company entered into Mr. Yemin's current employment agreement effective November 1, 2013 (the "Yemin Agreement").

Under the terms of the Yemin Agreement, Mr. Yemin continues to serve as the Company’s Chief Executive Officer and as the Chairman of the Board. The Yemin Agreement specifies that Mr. Yemin’s base salary shall be no less than the annualized equivalent of $880,000. Under the Yemin Agreement, Mr. Yemin leases his residence from us at fair market value and holds an option to purchase the residence from the Company at fair market value. In addition, he will continue to be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) and will continue to be provided the personal use of a company-owned automobile.

Under the terms of the Yemin Agreement, Mr. Yemin may receive certain benefits upon the expiration or termination of his employment. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement for further discussion of these terms.

Prior Ginzburg Employment Agreement

We entered into an employment agreement effective August 1, 2011 with Mr. Ginzburg that expired on June 30, 2015 (the "2011 Ginzburg Agreement"). The 2011 Ginzburg Agreement provided that Mr. Ginzburg received an annualized base salary of at least $280,000 and was reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) during the term of his agreement. The 2011 Ginzburg Agreement also set Mr. Ginzburg's annual bonus target between 33% and 75% of his base salary at the end of the bonus year and provided for the RSU grant and perquisites set forth below.

Under the 2011 Ginzburg Agreement, Mr. Ginzburg was paid a residence allowance of $4,500 per month, was paid an education allowance of $1,000 per month for each of his minor children, was reimbursed for the reasonable costs of one personal trip to Israel during each calendar year for himself, his spouse and his minor children and was provided the personal use of a company-owned automobile. Under the 2011 Ginzburg Agreement, income taxes incurred by Mr. Ginzburg as a result of his airfare benefits were grossed up at his marginal tax rate. On September 10, 2011, Mr. Ginzburg was granted 200,000 RSUs all of which had vested at December 31, 2015. Under the 2011 Ginzburg Agreement, income taxes incurred by Mr. Ginzburg as a result of the vesting of the 200,000 RSUs were reimbursed to him, but not grossed up, at his marginal tax rate, provided that the aggregate value of such tax reimbursements did not exceed the value that would be reimbursed to him if the fair market value of our Common Stock were $13.00 on each RSU vesting date.

2015 Employment Agreements with Ginzburg, Smith and Miller

We entered into employment agreements with Messrs. Ginzburg and Smith in May 2015 and with Mr. Miller in August 2015. Mr. Ginzburg’s agreement was effective July 1, 2015 and succeeded the 2011 Ginzburg Agreement. Mr. Smith’s agreement was effective May 1, 2015 and succeeded his offer of employment letter with us dated April 22, 2014. Mr. Miller’s agreement was effective August 3, 2015 and succeeded his prior employment agreements with us.

Under the terms of the agreements, Messrs. Ginzburg, Smith and Miller will serve as Executive Vice Presidents and Mr. Ginzburg will continue to serve as the Company’s Chief Financial Officer. The agreements specify that base salaries shall be no less than the annualized equivalent of $375,000, $320,000 and $240,000 for Messrs. Ginzburg, Smith and Miller, respectively, and set annual bonus targets (as a percentage of their base salaries) for the 2015 fiscal year at 75%, 50% and 50% for Messrs. Ginzburg, Smith and Miller, respectively. Mr. Ginzburg’s agreement eliminated most of the perquisites previously provided to him under the 2011 Ginzburg Agreement. However, he will continue to be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) and will continue to be provided the personal use of a company-owned automobile.

Finally, in connection with the approval of Mr. Ginzburg’s employment agreement, the conflicts committee of the board of directors of Logistics GP approved, upon the recommendation of our Compensation Committee and contingent upon Mr. Ginzburg’s execution of his employment agreement, the acceleration of 12,500 DKL Phantom Units representing limited partner interests in Delek Logistics that were granted to Mr. Ginzburg on December 10, 2012 under the Logistics LTIP. These 12,500 DKL Phantom Units were scheduled to vest ratably every six months through December 10, 2017, but vested instead on June 10, 2015. The balance of the DKL Phantom Units that remained unvested after June 10, 2015 will continue to vest ratably every six months through December 10, 2017.

Each of Messrs. Ginzburg, Smith and Miller may receive certain benefits upon the expiration or termination of employment under their employment agreements. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement for further discussion of these terms.

Green Employment Agreement

We entered into an employment agreement effective November 1, 2011 with Mr. Green that expires on April 30, 2016. The agreement provides that Mr. Green will receive an annualized base salary of at least $280,000 and will be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) during the term of his agreement. The agreement also set Mr. Green's annual bonus target between 33% and 75% of his base salary at the end of the bonus year and provided for the RSU grants set forth below.

Mr. Green was granted 200,000 RSUs on December 10, 2011 of which 188,250 had vested at December 31, 2015 and 11,750 vested on March 10, 2016. Income taxes incurred as a result of these RSUs will be reimbursed to Mr. Green, but not grossed up, at his marginal tax rate, provided that the aggregate value of such tax reimbursements shall not exceed the value that would be reimbursed to him if the fair market value of our Common Stock were $13.00 on each vesting date.

Mr. Green may receive certain benefits upon the expiration or termination of his employment. Please see the narrative discussion under the heading “Potential Payments Upon Termination or Change-In-Control” in this Proxy Statement for further discussion of these terms.

Equity Awards in 2015

In March 2015, the Compensation Committee approved long-term incentive awards to Mr. Yemin under the 2006 Plan and, in connection with the approval of the employment agreements for Messrs. Ginzburg, Smith and Miller, the Compensation Committee also approved long-term incentive awards to them under the 2006 Plan. The awards have two components: (i) 41,688, 9,580, 6,852 and 4,032 PRSUs for Messrs. Yemin, Ginzburg, Smith and Miller, respectively (the “Performance Awards”), and (ii) 41,688, 58,860, 6,852 and 4,032 RSUs for Messrs. Yemin, Ginzburg, Smith and Miller, respectively (the “Time-Vested Awards”).

The Performance Award to Mr. Yemin has a performance period beginning January 1, 2015 and ending December 31, 2017. The Performance Awards to Messrs. Ginzburg, Smith and Miller each consist of two equal tranches. Both tranches of Performance Awards to Messrs. Ginzburg and Smith have performance periods beginning April 1, 2015 and both tranches of Performance Awards to Mr. Miller have performance periods beginning July 1, 2015. The first and second tranches of all Performance Awards to Messrs. Ginzburg, Smith and Miller have performance periods ending December 31, 2016 and December 31, 2017, respectively. All Performance Awards vest at the end of the applicable performance period and are based solely on our total shareholder return ("TSR"), relative to the performance of the peer group comprised of the companies identified in our definitive Proxy Statement filed with the SEC on April 9, 2015. Messrs. Yemin, Ginzburg, Smith and Miller may earn from 0% to 200% of the Performance Awards based on the performance standards in the table below:

Performance Level	Relative TSR	Payout (as a % of target)
Below Threshold	< 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	≥ 75% Percentile	200%

The Time-Vested Awards vest quarterly in equal amounts through the third anniversary of the grant date (provided the initial installment that would otherwise vest three months following the grant date will instead vest with the second installment six months following the grant date). The Time-Vested Awards are conditioned upon the employee's continued employment.

The equity awards to Mr. Ginzburg in June 2015 began his transition to a long-term incentive program comprised of annual grants. Consistent with this new approach, he was granted 9,580 PRSUs and 9,580 RSUs. However, the Company’s prior practice was to grant significant equity awards upon the execution of a long-term employment agreement and grant no further equity awards during the term of the long-term employment agreement. As a result, prior to June 2015, Mr. Ginzburg had received no equity awards under the 2006 Plan since 2011 and the award he received in 2011 had fully vested by June 2015. Because Mr. Ginzburg would otherwise suffer a diminishment in the realization of equity compensation until such time that he receives three grants under the new annual program, the Committee granted Mr. Ginzburg an additional 49,280 RSUs as a special, one-time award designed to bridge this gap and further Mr. Ginzburg’s incentive to remain with the Company.

Outstanding Equity Awards at December 31, 2015

The following table provides information about the number of outstanding equity awards held by our NEOs at December 31, 2015.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested		Market Value of Shares or Units That Have Not Vested (1)
Ezra Uzi Yemin (2)	—	—		—	—	24,919	(3)	$613,007
						24,918	(3)	$612,983
						31,267	(4)	$769,168
						41,688	(4)	$1,025,525
						48,976	(5)	$1,747,953
Assaf Ginzburg	3,250	—		$14.25	6/10/2021	49,051	(6)	$1,206,655
						4,790	(6)	$117,834
						4,790	(6)	$117,834
						10,000	(5)	$356,900
Frederec Green	15,000	—		$9.17	6/10/2019	11,750	(7)	$289,050
	3,250	—		$6.98	6/10/2020	20,000	(5)	$713,800
	4,875	—		$14.25	6/10/2021
Mark D. Smith	8,125	24,375	(8)	$30.10	6/10/2024	5,711	(9)	$140,491
						3,426	(9)	$84,280
						3,426	(9)	$84,280
Anthony L. Miller	—	1,625	(10)	$16.21	6/10/2022	4,032	(11)	$99,187
	3,250	3,250	(12)	$34.75	6/10/2023	2,016	(11)	$49,594
	1,625	4,875	(8)	$30.10	6/10/2024	2,016	(11)	$49,594
	—	6,500	(13)	$36.53	6/10/2025

(1)
Amounts in this column are based upon a fair market value of $24.60 per share and $35.69 per unit which were the NYSE closing prices of our Common Stock and Delek Logistics' common units, respectively, on December 31, 2015. The value of PRSUs assume settlement at the target quantities.

(2)	Amounts for Mr. Yemin do not include outstanding GP Membership Interests granted to him in December 2013.

(3)
On June 10, 2014, Mr. Yemin was granted two tranches of 24,918 PRSUs each and 49,836 RSUs. Both tranches of PRSUs are subject to a performance period beginning April 1, 2014 with one ended December 31, 2015 and the other ending December 31, 2016. 24,917 of the RSUs had vested at December 31, 2015, 4,153 vested on March 10, 2016 and 4,153 will vest every three months thereafter until the final tranche of 4,154 vests on June 10, 2017.

(4)
On March 10, 2015, Mr. Yemin was granted 41,688 PRSUs and 41,688 RSUs. The PRSUs are subject to a performance period beginning January 1, 2015 and ending December 31, 2017. 10,421 of the RSUs had vested at December 31, 2015, 3,474 vested on March 10, 2016 and 3,474 will vest every three months thereafter until the final tranche of 3,475 vests on March 10, 2018.

(5)	Consists of DKL Phantom Units that are scheduled to vest ratably every six months beginning June 10, 2016 through December 10, 2017.

(6)
On June 10, 2015, Mr. Ginzburg was granted two tranches of 4,790 PRSUs each and 58,860 RSUs. Both tranches of PRSUs are subject to a performance period beginning April 1, 2015 with one ending December 31, 2016 and the other ending December 31, 2017. 9,809 of the RSUs had vested at December 31, 2015, 4,905 vested on March 10, 2016 and 4,905 will vest every three months thereafter until the final tranche of 4,906 vests on June 10, 2018.

(7)	Pursuant to his 2011 employment agreement, Mr. Green was granted 200,000 RSUs on December 10, 2011 of which 188,250 had vested at December 31, 2015 and 11,750 vested on March 10, 2016.

(8)	The SARs vest ratably on each of June 10, 2016, June 10, 2017 and June 10, 2018.

(9)
On June 10, 2015, Mr. Smith was granted two tranches of 3,426 PRSUs each and 6,852 RSUs. Both tranches of PRSUs are subject to a performance period beginning April 1, 2015 with one ending December 31, 2016 and the other ending December 31, 2017. 1,141 of the RSUs had vested at December 31, 2015, 571 vested on March 10, 2016 and 571 will vest every three months thereafter until the final tranche of 572 vests on June 10, 2018.

(10)	The SARs vest on June 10, 2016.

(11)
On September 10, 2015, Mr. Miller was granted two tranches of 2,016 PRSUs each and 4,032 RSUs. Both tranches of PRSUs are subject to a performance period beginning July 1, 2015 with one ending December 31, 2016 and the other ending December 31, 2017. None of the RSUs had vested at December 31, 2015, 671 vested on March 10, 2016 and 336 will vest every three months thereafter until the final tranche of 337 vests on September 10, 2018.

(12)	The SARs vest ratably on each of June 10, 2016 and June 10, 2017.

(13)	The SARs vest ratably on each of June 10, 2016, June 10, 2017, June 10, 2018 and June 10, 2019.

Option Exercises and Stock Vested in 2015

The following table provides information about NQSO and SAR exercises by, and the vesting of RSUs and DKL Phantom Units for, our NEOs during fiscal year 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Ezra Uzi Yemin	n/a	n/a	51,521	$1,797,217
Assaf Ginzburg	n/a	n/a	56,475	$2,071,493
Frederec Green	n/a	n/a	57,000	$1,909,493
Mark D. Smith	n/a	n/a	1,141	$29,461
Anthony L. Miller	10,375	$261,320	n/a	n/a

(1)
Values in this column are comprised of the following and based upon the difference between the fair market value of our Common Stock on the exercise dates and the exercise price or base price of the NQSO or SAR, respectively:

NEO	Date	Shares Exercised	Award Type	Exercise/Base Price	Fair Market Value Per Share	Fair Market Value
Miller	06/09/2015	3,500	NQSO	$8.32	$36.13	$97,335
	08/17/2015	3,625	NQSO	$8.32	$35.36	$98,010
	08/17/2015	1,625	SAR	$14.25	$35.54	$34,596
	08/17/2015	1,625	SAR	$16.21	$35.52	$31,379

(2)	Values in this column are comprised of the following:

NEO	Date	Shares/Units Vested	Award Type	Fair Market Value Per Share	Fair Market Value
Yemin	03/10/2015	4,153	RSU	$35.98	$149,425
	06/10/2015	4,153	RSU	$36.53	$151,709
	06/10/2015	12,244	DKL Phantom Unit	$43.76	$535,797
	09/10/2015	4,153	RSU	$30.98	$128,660
	09/10/2015	6,947	RSU	$30.98	$215,218
	12/10/2015	4,153	RSU	$25.82	$107,230
	12/10/2015	3,474	RSU	$25.82	$89,699
	12/10/2015	12,244	DKL Phantom Unit	$34.26	$419,479
Ginzburg	03/10/2015	13,333	RSU	$35.98	$479,721
	06/10/2015	13,333	RSU	$36.53	$487,054
	06/10/2015	17,500	DKL Phantom Unit	$43.76	$765,800
	12/10/2015	9,809	RSU	$25.82	$253,268
	12/10/2015	2,500	DKL Phantom Unit	$34.26	$85,650
Green	03/10/2015	11,750	RSU	$35.98	$422,765
	06/10/2015	11,750	RSU	$36.53	$429,228
	06/10/2015	5,000	DKL Phantom Unit	$43.76	$218,800
	09/10/2015	11,750	RSU	$30.98	$364,015
	12/10/2015	11,750	RSU	$25.82	$303,385
	12/10/2015	5,000	DKL Phantom Unit	$34.26	$171,300
Smith	12/10/2015	1,141	RSU	$25.82	$29,461

Potential Payments Upon Termination or Change-In-Control

The following tables disclose the estimated payments and benefits that would be provided to each of our NEOs, applying the assumptions that each of the triggering events relating to termination of employment and changes in control described in their respective employment agreements, the 2006 Plan and the Logistics LTIP took place on December 31, 2015 and their last day of employment was December 31, 2015. These amounts are in addition to benefits payable generally to our salaried employees. Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ. Factors that could affect these amounts include the timing during the year of any such event and the fair market values of our Common Stock and Delek Logistics' common units.

Termination of Employment (1)	Yemin (2)	Ginzburg (3)	Green (4)	Smith (5)	Miller (6)
Severance Payment	$4,224,000	$656,250	$160,000	$480,000	$360,000
COBRA	$25,103	$16,735	$8,368	$16,735	$18,013
Accrued/Unused Vacation	$23,692	$37,500	$19,692	$14,769	$23,077
Accelerated RSUs	$375,248	$241,326	$289,050	$28,093	$24,797
Accelerated PRSUs	$731,924	$82,631	n/a	$59,089	$26,445
Accelerated SARs	n/a	n/a	n/a	$0	$13,634
TOTAL	$5,379,967	$1,034,442	$477,110	$598,686	$465,966

Change-In-Control (7)	Yemin (8)	Ginzburg (9)	Green (10)	Smith (11)	Miller (12)
Severance/Change-In-Control Payment	$6,336,000	$1,312,500	$160,000	$960,000	$720,000
COBRA	$25,103	$16,735	$8,368	$16,735	$18,013
Accrued/Unused Vacation	$23,692	$37,500	$19,692	$14,769	$23,077
Accelerated GP Membership Interests	$843,345	n/a	n/a	n/a	n/a
Accelerated RSUs	$1,382,176	$1,206,655	$289,050	$140,491	$99,187
Accelerated RSUs	$1,638,508	$235,668	n/a	$168,559	$99,187
Accelerated NQSOs/SARs	n/a	n/a	n/a	$0	$13,634
Accelerated DKL Phantom Units	$1,747,953	$356,900	$713,800	n/a	n/a
TOTAL	$11,996,777	$3,165,958	$1,190,910	$1,300,554	$973,098

(1)
The "Termination of Employment" table assumes that (a) we terminated the NEO’s employment without cause effective December 31, 2015 when the fair market value of our Common Stock was $24.60 per share, (b) any required advance notice provisions had been satisfied, (c) the vesting of equity awards under the 2006 Plan were accelerated by our Board pursuant to any applicable employment agreement provisions (including the prorated acceleration of PRSUs at target quantities), and (d) the vesting of equity awards under the Logistics LTIP were not accelerated because the Logistics GP board is not bound by the employment agreements with our NEOs.

(2)	Assumes acceleration of 15,254 unvested RSUs and 29,753 unvested PRSUs.

(3)	Assumes acceleration of 9,810 unvested RSUs and 3,359 unvested PRSUs.

(4)	Assumes acceleration of 11,750 unvested RSUs.

(5)
Assumes acceleration of 1,142 unvested RSUs and 2,402 unvested PRSUs. The acceleration of SARs on December 31, 2015 would have provided no value because the SAR base prices exceeded the fair market value of our Common Stock .

(6)
Assumes acceleration of 1,008 unvested RSUs, 1,075 unvested PRSUs and 1,625 SARs with base prices of $16.21 per share. The acceleration of other SARs on December 31, 2015 would have provided no value because the SAR base prices exceeded the fair market value of our Common Stock.

(7)
The "Change-In-Control" table assumes that an “exchange transaction” (as described under the heading "2006 Long-Term Incentive Plan" below) occurred on December 31, 2015 when the fair market values of our Common Stock and Delek Logistics common units were $24.60 per share and $35.69 per unit, respectively, and, as a result, the NEO's employment is terminated and our Board and the Logistics GP board of directors decided that all outstanding plan-based and other equity awards should become fully vested (including PRSUs at target values) and participate in the transaction value of the shares covered by the award (e.g., by exercise or cash out).

(8)	Assumes acceleration of 0.75% GP Membership Interest, 56,186 unvested RSUs, 66,606 unvested PRSUs and 48,976 DKL Phantom Units.

(9)	Assumes acceleration of 49,051 unvested RSUs, 9,580 unvested PRSUs and 10,000 DKL Phantom Units.

(10)	Assumes acceleration of 11,750 unvested RSUs and 20,000 DKL Phantom Units.

(11)
Assumes acceleration of 5,711 unvested RSUs and 6,852 unvested PRSUs. The acceleration of SARs on December 31, 2015 would have provided no value because the SAR base prices exceeded the fair market value of our Common Stock.

(12)
Assumes acceleration of 4,032 unvested RSUs, 4,032 unvested PRSUs and 1,625 SARs with base prices of $16.21 per share. The acceleration of other SARs on December 31, 2015 would have provided no value because the SAR base prices exceeded the fair market value of our Common Stock.

Narrative to the Potential Payments Upon Termination or Change-In-Control Tables

Yemin Employment Agreement

The Yemin Agreement contains certain provisions relating to the termination of his employment. If Mr. Yemin’s employment is terminated by the Company without Cause (as defined in the Yemin Agreement) or is terminated by Mr. Yemin for Good Reason (as defined in the Yemin Agreement) other than in the context of a Change in Control (as defined in the Yemin Agreement), Mr. Yemin will be entitled to receive (i) an amount equal to the product of (A) the sum of Mr. Yemin’s base salary and target annual bonus, in each case as in effect immediately prior to the notice of termination (the “Separation Base Amount”) multiplied by (B) two; (ii) the costs of continuing COBRA health insurance coverage for Mr. Yemin’s family for 18 months following termination (the “Health Benefit Continuation”); (iii) the annual bonus to which Mr. Yemin would have otherwise been entitled if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year (the “Post-Employment Annual Bonus”); and (iv) the immediate vesting of unvested equity awards granted to Mr. Yemin under the Company’s long-term incentive plans but, in the case of performance awards, only to the extent that the applicable performance period has elapsed through the date of termination and, in the case of other awards, only to the extent that the awards would have otherwise vested within six months following the date of termination.

The Yemin Agreement also contains a "double trigger" change in control provision. If within two years following a Change in Control Mr. Yemin’s employment is terminated by the Company other than for Cause or by Mr. Yemin for Good Reason, Mr. Yemin will be entitled to receive (i) an amount equal to the product of the Separation Base Amount multiplied by three; (ii) the Health Benefit Continuation; (iii) the Post-Employment Annual Bonus; and (iv) the immediate vesting of all unvested equity awards granted to Mr. Yemin under the Company’s long-term incentive plans.

The Yemin Agreement also provides Mr. Yemin with the option to purchase his residence from us following the termination of his employment (other than termination for Cause). Under the terms of the option, Mr. Yemin may purchase the residence at a price equal to the fair market value of the residence at the time of purchase. We do not believe that the option would have provided a quantifiable benefit to Mr. Yemin if he had exercised the option on December 31, 2015 because the option does not allow him to purchase the residence at less than fair market value.

If Mr. Yemin’s employment terminates because of his death, he will not be entitled to the above-noted payments and benefits, other than accrued and unused vacation. However, pursuant to our standard policies, Mr. Yemin’s beneficiaries would receive a death benefit equal to 1.5 times Mr. Yemin’s salary at the time of death. Please see the narrative discussion following the 2015 Summary Compensation Table and Grants of Plan Based Awards in 2015 table in this Proxy Statement for further discussion of the material terms of the Yemin Agreement.

Ginzburg, Smith and Miller Employment Agreements

We also have employment agreements with Messrs. Ginzburg, Smith and Miller which may provide certain benefits to them upon the termination of their employment or a change in control. Upon the termination of his employment by the Company without Cause (as defined in the Agreements) or by the executive for Good Reason (as defined in the Agreements) other than in the context of a Change in Control (as defined in the Agreements), the terminated executive will be entitled to receive (i) an amount equal to the sum of the executive’s base salary and target annual bonus, in each case as in effect immediately prior to the notice of termination (the “Separation Base Amount”), (ii) the costs of continuing COBRA health insurance coverage for the executive’s family for 12 months following termination (the “Health Benefit Continuation”), (iii) the annual bonus to which the executive would have otherwise been entitled if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year (the “Post-Employment Annual Bonus”), and (iv) the immediate vesting of unvested equity awards granted to the executive under the Company’s long-term incentive plans but, in the case of performance awards, only to the extent that the applicable performance period has elapsed through the date of termination and, in the case of other awards, only to the extent that the awards would have otherwise vested within six months following the date of termination. If within two years following a Change in Control (as defined in the Agreements) the executive's employment is terminated by the Company other than for Cause (as defined in the Agreements) or by the executive for Good Reason (as defined in the Agreements), the terminated executive will be entitled to receive (i) an amount equal to the Separation Base Amount multiplied by two, (ii) the Health Benefit Continuation, (iii) the Post-Employment Annual Bonus and (iv) the immediate vesting of all unvested equity awards granted to the executive under the Company’s long-term incentive plans.

Green Employment Agreement

Upon our termination of the employment of Mr. Green for any reason other than for Cause, he will be entitled to a severance payment equal to 50% of his base salary. In addition, Mr. Green will be entitled to the payment of accrued and unused vacation, a prorated annual bonus (if any) and the continuation of insurance benefits for six months following termination. The "Termination of Employment" table above assumes the acceleration of 11,750 unvested RSUs for Mr. Green at December 31, 2015.

GP Membership Interests

In March 2013, we granted Messrs. Yemin, Ginzburg and Green awards of 1.0%, 0.2% and 0.2% GP Membership Interests, respectively; and, in connection with the negotiation of the Yemin Agreement, we granted Mr. Yemin an additional 4.0% GP Membership Interest. As members of Logistics GP, Messrs. Yemin, Ginzburg and Green participate in its profits and losses from operations, distributions from operations and liquidation value. Logistics GP is entitled to distributions in respect of its 2.0% general partner interest and its incentive distribution rights in Delek Logistics. Any Logistics GP distributions payable to its members while GP Membership Interests are unvested will be paid in arrears upon the vesting of such interest.

All GP Membership Interests are subject to restrictions on transfer under Logistics GP's limited liability company agreement. In particular, the GP Membership Interests are subject to call, put, drag-along and tag-along rights. The call right allows the Company to repurchase the GP Membership Interests upon the termination of the NEO's employment and thereby reverse any dilutive effect of the award if performance falters. Upon termination for any reason other than for Cause, the put right enables the NEO to require the Company to repurchase his GP Membership Interests, if vested, at fair market value. If any of Messrs. Yemin, Ginzburg or Green is terminated for Cause (as defined in their respective employment agreements), the terminated executive will forfeit his entire GP Membership Interest, whether vested or unvested. Upon termination for any reason other than for Cause, the terminated executive will have the right to require Logistics GP to repurchase the GP Membership Interest, if vested, and Logistics GP will have the right to repurchase the interest, in each case, at its fair market value, determined in accordance with Logistics GP's limited liability company agreement. In addition, Logistics GP, in its sole discretion, can cause the GP Membership Interests to vest upon an Exchange Transaction (as defined in Logistics GP's limited liability company agreement).

2006 Long-Term Incentive Plan

Under the 2006 Plan and the applicable award agreements, equity awards that are not vested at the time the participant’s employment terminates will generally be immediately forfeited unless our Board or Compensation Committee determines otherwise. NQSOs and SARs that are vested but unexercised at the time of termination of employment will generally be forfeited unless they are exercised before the earlier of 30 days after such termination or the expiration of the award; however, the 15,000 NQSOs remaining from the NQSOs granted to Mr. Green under his 2009 employment agreement will be forfeited unless they are exercised before the earlier of one year after such termination or the expiration of the award on June 10, 2019.

If an “exchange transaction” (as defined in the 2006 Plan) occurs with respect to our Common Stock, then, unless other arrangements are made, unvested awards granted under the 2006 Plan may be treated under either of two alternatives. Such unvested awards may be converted into economically equivalent awards with respect to the stock of the acquiring or successor company, or they may become fully vested and participate in the transaction value of the shares covered by the award (e.g., by exercise or cash out). Subject to the above, the disposition of unvested awards under the 2006 Plan in the event of an exchange transaction will be determined by our Board, in its discretion. For the purposes of the 2006 Plan, an “exchange transaction” includes certain mergers or other transactions which result in the holders of our Common Stock receiving cash, stock or other property in exchange for or in connection with their shares of our Common Stock. For an illustration of the value of accelerated equity awards under the 2006 Plan and the Logistics LTIP assuming that an “exchange transaction” occurred on December 31, 2015, please see the “Change-In-Control” table above which assumes the acceleration of 56,185, 49,051, 11,750, 5,710 and 4,032 RSUs for Messrs. Yemin, Ginzburg, Green, Smith and Miller, respectively; 66,606, 9,580, 6,852 and 4,032 PRSUs for Messrs. Yemin, Ginzburg, Smith and Miller, respectively; and 48,976, 10,000 and 20,000 DKL Phantom Units for Messrs. Yemin, Ginzburg and Green, respectively.

Compensation of Directors in 2015

We do not currently pay any director compensation to our sole employee director, Mr. Yemin. The compensation framework for our non-employee directors (the "Compensated Directors") was determined by the Board. Following a review of our director compensation by Aon in November 2014, the Compensation Committee recommended, and the Board approved, the director compensation framework set forth below beginning with the 2015 fiscal year:

Base Retainer Fee (Per Year)	$80,000
Committee Retainers (Per Year):	Chairman	Others
Audit Committee	$15,000	$7,000
Compensation Committee	$15,000	$7,000
NCG Committee	$10,000	$5,500
EHS Committee	$10,000	$5,500
Equity Awards (Per Year)	$125,000

The following table sets forth a summary of the compensation we paid to our directors during fiscal year 2015.

Director Compensation
Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards	All Other Compensation	Total
Yonel Cohen	$26,667	$125,079	—	—	$151,746
William J. Finnerty	$102,500	$125,079	—	—	$227,579
Carlos E. Jordá	$106,333	$125,079	—	—	$231,412
Charles H. Leonard	$109,500	$125,079	—	—	$234,579
Gary M. Sullivan, Jr.	$39,450	$50,995	—	—	$90,445
Shlomo Zohar	$104,167	$125,079	—	—	$229,246

(1)
Mr. Yemin did not receive any compensation in 2015 for his service as a director. Mr. Sullivan joined the Board in August 2015. Mr. Cohen joined the Board in May 2015 and resigned from the Board in October 2015. At December 31, 2015, Messrs. Finnerty, Jordá, Leonard and Zohar each held 1,712 unvested RSUs and Mr. Leonard also held 8,340 vested NQSOs and 1,500 vested SARs. At December 31, 2015, Mr. Sullivan held 1,975 unvested RSUs. No director held unvested NQSOs or SARs at December 31, 2015.

(2)
This column reports the amount of cash compensation earned in 2015 for Board and committee service. Mr. Zohar served as the chairman of the Audit Committee until August 2015 and was succeeded by Mr. Sullivan. Messrs. Jordá, Leonard and Finnerty served as chairmen of the Compensation, NCG and EHS Committees, respectively, during the entire 2015 fiscal year. We reimburse our directors for all reasonable expenses incurred for attending meetings and service on our Board.

(3)
Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for financial statement reporting purposes of 3,424 RSUs granted to each of Messrs. Cohen, Finnerty, Jordá, Leonard and Zohar on June 10, 2015 as well as the 1,975 RSUs granted to Mr. Sullivan on December 10, 2015. Mr. Sullivan was also granted 1,488 DKL Phantom Units on June 10, 2015 in connection with his prior service on the board of directors of Logistics GP. The grant date fair values of $36.53 per share for Messrs. Cohen, Finnerty, Jordá, Leonard and Zohar and $25.82 per share for Mr. Sullivan were equal to the NYSE closing prices of our Common Stock on the grant dates. Half of the RSUs granted to Messrs. Finnerty, Jordá, Leonard and Zohar vested on December 10, 2015, one-fourth vested on March 10, 2016 and the remainder will vest on June 10, 2016. All of the RSUs granted to Mr. Sullivan will vest on June 10, 2016, and all of Mr. Cohen's RSUs were forfeited upon his termination of service in October 2015.

PROPOSAL 2

APPROVAL OF OUR 2016 LONG-TERM INCENTIVE PLAN

Our stockholders are being asked to approve the 2016 Long-Term Incentive Plan (the “2016 Plan”). The 2016 Plan replaces our 2006 Plan, which expires on April 17, 2016, ten years after its effective date. After that date, no additional awards may be granted under the 2006 Plan. A summary of the material features of the 2016 Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 2016 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Reason for the Proposal

The 2016 Plan is intended to replace our 2006 Plan and is necessary to continue our equity compensation program. On March 24, 2016, our Board of Directors adopted, subject to stockholder approval, the 2016 Plan, reserving 4,400,000 shares of Common Stock for issuance pursuant to awards thereunder. As of December 31, 2015, there were 811,895 shares of Common Stock remaining available for issuance under the 2006 Plan. If our stockholders approve the 2016 Plan, no additional grants will be made pursuant to the 2006 Plan. Any shares issued under the 2006 Plan between December 31, 2015 and the approval of the 2016 Plan will count against the 4,400,000 shares reserved under the 2016 Plan. Any previously granted awards that are outstanding under the 2006 Plan will remain outstanding in accordance with their terms.

The 2016 Plan is a flexible vehicle intended to help us attract, motivate, reward and retain key personnel of the Company and its affiliates through the grant of equity-based and/or cash incentive awards. We believe that the adoption of the 2016 Plan is critical to attracting, retaining and engaging highly qualified employees and to aligning their financial interests with the financial interests of our stockholders.

Stockholder approval of the 2016 Plan will also constitute approval for purposes of satisfying the stockholder approval requirements (i) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, so that the Compensation Committee of our Board of Directors (the “Committee”) has the discretion to grant equity- and cash-based awards in the future under the 2016 Plan that meet the requirements of “performance-based compensation” under Section 162(m); and (ii) under Section 422 of the Code so that the Committee may grant incentive stock options ("ISOs").

Key Changes from the 2006 Plan

We believe that the 2006 Plan has been effective in attracting and retaining highly qualified employees, consultants and non-employee directors and has provided incentives that align the economic interests of participants with those of our stockholders. The 2016 Plan makes certain changes to the 2006 Plan to better align our plan with current trends related to plan design and corporate governance, as illustrated by the table below:

Provision	2006 Plan	2016 Plan
Number of Shares Reserved	5,053,392	4,400,000
Change in Control Definition	Definition allowed Board discretion to determine events that constituted an “exchange transaction.”	Definition revised to include specific requirements and remove absolute Board discretion.
Effect of a Change in Control	Single trigger vesting for options and SARs.
Upon the occurrence of a change in control, outstanding awards will only become fully vested in the event that (i) the awards are not assumed and any performance-based award will vest at the greater of target or actual performance through the date of the change in control or (ii) the participant terminated employment for good reason or is terminated other than for cause within the two-year period following the change in control. Performance awards will vest based on the greater of (i) a pro rata portion of the target award or (ii) the actual achievement of the relevant performance goals as of the date of the change in control.

Minimum Vesting	Not addressed.	All options and SARs will have a minimum vesting period of one year from the date of grant, subject to an exclusion of 5% of the shares reserved under the 2016 Plan.
Share Counting Provision	No special provision for counting restricted stock units or restricted stock.	Each restricted stock unit and share of restricted stock counts as 2.28 shares against the total share limit under the 2016 Plan.
Clawback	Not addressed.	All awards will be subject to any clawback policy we adopt. Please see the description of our current clawback policy under "Clawback Policy" above.
Director Award Limit	Not specifically addressed.	Aggregate grant value of awards to any individual nonemployee director may not exceed $500,000 in any calendar year.

Best Practice Features of 2016 Plan

•	No Repricing of Options or SARs. The 2016 Plan prohibits repricing, replacing and regranting of stock options or SARs at lower prices unless approved by our stockholders.

•	No Discounted Options or SARs. Stock options and SARs may not be granted with an exercise price below the closing price of our Common Stock on the NYSE on the date of grant.

•	No Dividends on Options or SARs. Dividends and dividend equivalents may not be paid or accrued on stock options or SARs.

•	Limited Terms for Options and SARs. Stock options and SARs granted under the 2016 Plan are limited to 10 year terms.

•	Awards May be Subject to Future Clawback or Recoupment. All awards granted under the 2016 Plan will be subject to our clawback policy, as amended from time to time.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Committee.

•
No “Evergreen” Provision. Shares authorized for issuance under the 2016 Plan will not be replenished automatically. Any additional shares to be issued over and above the amount for which we are seeking authorization must be approved by our stockholders.

•	No Automatic Grants. There are no automatic grants to new participants or “reload” grants when outstanding awards are exercised, expire or are forfeited.

Number of Shares Requested

In determining the number of shares to make available under the 2016 Plan, the Committee considered the key historical stock usage data under the 2006 Plan, the advice of Aon Hewitt, its independent compensation consultant, and the estimated value transfer cost of the 2016 Plan. The Committee also considered many factors that affect the number of shares required for long-term incentive equity awards, such as changes in stock price over the life of the plan, the number of participants in the program and the size of awards to each participant. Considering all of these factors, the Committee determined that 4,400,000 shares is a prudent amount to satisfy the long-term incentive goals of the 2016 Plan and also meet the expectations of the stockholders for minimal levels of dilution.

Section 162(m) of the Code

The 2016 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based compensation" within the meaning of Section 162(m) of the Code. However, there can be no guarantee that amounts payable under the 2016 Plan will be treated as qualified “performance-based compensation" under Section 162(m) of the Code. In general, under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, compensation that qualifies as “performance-based compensation” is excluded from this $1,000,000 deduction limit and therefore remains fully tax deductible by the Company. The requirements of Section 162(m) of the Code for performance-based compensation include, but are not limited to, stockholder approval of the material terms of the performance goals under which compensation is paid and the reapproval of such performance goals no less frequently than every five years.

For purposes of Section 162(m) of the Code, the material terms of the performance goals for performance-based compensation that may be awarded under the 2016 Plan are: the class of eligible persons who may receive compensation under the 2016 Plan, the business criteria on which the performance goals are based and the maximum amount of compensation that may be paid to a participant under the 2016 Plan. The material terms of the performance goals under the 2016 Plan are described below under “Eligibility,” “Performance Awards,” “Employee Award Limitations” and “Administration of the 2016 Plan.”

In addition, while approval of the performance goals is required for compensation to qualify as “performance-based compensation” under Section 162(m) of the Code, it does not mean that all awards or other compensation under the 2016 Plan will qualify, or be intended to qualify, as performance-based compensation or otherwise be deductible.

Summary of the 2016 Plan

Eligibility. Awards under the 2016 Plan may be made to such directors, officers, employees, consultants and other individuals who may perform services for us or our affiliates, as the Committee may select. Presently, approximately 1,000 current and former employees and all five independent members of the Board of Directors participate in the 2006 Plan. Because the 2016 Plan provides for broad discretion in selecting participants and in making awards, however, the total number of persons who will participate going forward and the respective benefits to be awarded to them cannot be determined at this time.

Shares Available Under the 2016 Plan. By this proposal, we are asking stockholders for authorization to reserve 4,400,000 shares for issuance under the 2016 Plan, all of which may be used for the granting of ISOs. No awards will be made under the 2016 Plan until stockholders have approved the 2016 Plan. Awards settled in shares other than through stock options or SARs (such as restricted stock and RSUs) will count against the 2016 Plan's overall share limit as 2.28 shares for each share subject to such award. Stock options and SARs will count against the overall share limit as one share. The shares reserved under the 2016 Plan are subject to adjustment to reflect certain transactions and events specified in the 2016 Plan. Shares covered by the unexercised portion of an award that terminates, expires or is canceled or settled in cash, shares forfeited or repurchased under the 2016 Plan or the 2006 Plan and shares withheld or surrendered in order to satisfy the exercise price of an option or the tax withholding obligations associated with the exercise, vesting or settlement of an award will again become available for issuance under the 2016 Plan, on the same basis as such shares counted against the overall number of shares available for grant. Additionally, only the net number of shares of Common Stock issued in settlement of a SAR or net settlement of a Stock Option will count against the 2016 Plan's overall share limit.

Employee Awards. At the discretion of the Committee, employees may be granted awards under the 2016 Plan in the form of options to purchase shares of our Common Stock, SARs, restricted stock awards, RSU awards and other forms of stock-based awards.

•
Stock Options. A stock option is a right to purchase shares of our Common Stock at a price fixed on the grant date, subject to vesting and other restrictions and conditions as determined by the Committee. Options granted under the 2016 Plan may be “incentive stock options” (“ISOs”) or “non-qualified stock options” (“NQSOs”) under the Code, depending upon the terms of the options and their designation by the Committee. The option exercise price per share may not be less than the fair market value per share of our Common Stock on the option grant date. The exercise price of any stock option must be paid in full at or before the time the stock is delivered to the optionee. The price may be paid in cash or, if permitted by the Committee and elected by the optionee, by means of tendering (either by actual delivery or by attestation) previously owned shares of Common Stock or shares issued pursuant to an award under the 2016 Plan. No dividends or dividend equivalents will be paid with respect to any stock options. No option may be exercisable after the tenth anniversary of the option grant date.

•
Stock Appreciation Rights (“SARs”). A stock appreciation right, or SAR, entitles a participant to receive upon exercise a payment equal to the difference between the base price of the SAR and the market price of our Common Stock on the date of exercise. The settlement of a SAR may be in the form of cash, shares, or a combination of cash and shares. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of Common Stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both. The base price of a SAR may not be less than the fair market value of our Common Stock on the grant date. No dividends or dividend equivalents will be paid with respect to any stock options. No SARs may be exercised after the tenth anniversary of the grant date. SARs are generally less dilutive than stock options because the SAR holder is not entitled to purchase the underlying shares. While a stock option holder typically realizes the appreciation in stock value by purchasing each underlying share at the fixed price and selling each underlying share at the market price, a SAR holder realizes the same appreciation without purchasing the underlying shares. As a result, a SAR is typically settled by issuing a quantity of shares that is significantly less than the quantity of shares covered by the SAR. We believe the anti-dilutive nature of SARs make them an attractive alternative to stock options. Also, unlike stock options, we can reserve the right to settle SARs in cash. SARs have been our preferred form of appreciation award under the 2006 Plan since June 2010 and we expect this to continue under the 2016 Plan.

•
Restricted Stock. Restricted stock is Common Stock that is issued subject to transfer restrictions and vesting, forfeiture and other conditions, as determined by the Committee. Shares of restricted stock generally vest upon satisfaction of specified performance conditions established by the Committee and/or the participant’s continuing employment or other service for a specified period of time. Unless otherwise determined by the Committee, the holder of a restricted stock award is entitled to vote the shares of restricted stock covered by the award and to receive the dividends paid on the shares (which may also be subject to vesting and other conditions). We have not granted any restricted stock awards under the 2006 Plan.

•
Restricted Stock Units (“RSUs”). An RSU award consists of the right to receive shares of our Common Stock in the future, subject to vesting, forfeiture and other conditions, as determined by the Committee. An RSU will generally vest upon satisfaction of specified performance conditions established by the Committee and/or the participant’s continuing employment or other service for a specified period of time. The holder of an RSU has no rights as a stockholder with respect to the underlying shares unless and until the award vests and the award is settled in shares. However, the Committee may provide for the payment of dividend equivalents in the form of cash or shares in an amount equal to the dividends that would have been payable if the shares were outstanding (which may also be subject to vesting and other conditions). RSUs have been our preferred form of full value award since the adoption of the 2006 Plan and we expect this to continue under the 2016 Plan.

•
Other Stock-Based Awards. The Committee may grant other forms of awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our Common Stock. These awards may include, for example, stock bonuses, dividend equivalents (either alone or in conjunction with other awards), convertible or exchangeable debt securities, and other rights convertible or exchangeable into shares.

Cash Award. The 2016 Plan also provides for the granting of cash awards to employees, consultants and non-employee directors. The terms, conditions and limitations applicable to any cash awards granted pursuant to the 2016 Plan will be determined by the Committee.

Performance Awards. Under the 2016 Plan, we are permitted to make various types of performance-based awards that may or may not be intended to meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. The Committee may condition the grant, exercise, vesting or settlement of equity-based awards and the grant, vesting or payment of annual and long-term cash incentive awards on the achievement of specified performance goals. The applicable performance period for measuring achievement of specified performance goals may be any period designated by the Committee. A performance goal established in connection with an award must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain, but not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on business criteria such as total revenue, operating income, and cash flow, among other things.

In making awards intended to meet the standards of qualified performance-based compensation exempt from the deduction limitations set forth in Section 162(m) of the Code, the Committee may base a performance goal that may be applied to the employee, one or more business units, divisions or geographic regions of the Company, the Company as a whole, or by comparison to a peer group of companies, and will include one or more of the following:

(i)	total revenue or any key component thereof;

(ii)
operating income, pre-tax or after-tax income from continuing operations; earnings before interest, taxes and amortization (i.e., EBITA); earnings before interest, taxes, depreciation and amortization (i.e., EBITDA); or net income;

(iii)	cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv)	earnings per share or earnings per share from continuing operations (basic or diluted);

(v)	return on capital employed, return on invested capital, return on assets or net assets;

(vi)	after-tax return on stockholders’ equity;

(vii)	economic value created;

(viii)	operating margins or operating expenses;

(ix)	value of the Common Stock or total return to stockholders;

(x)	value of an investment in the Common Stock assuming the reinvestment of dividends;

(xi)
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, geographic business expansion goals, cost targets, environmental goals, safety goals, asset utilization goals, ethics and compliance goals, management of employment practices and employee benefits, supervision of litigation, information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. The Committee may provide that any such performance award may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary items and/or nonrecurring, unusual or special items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders, Form 10-K or Form 10-Q for the applicable period, (f) acquisitions or divestitures, (g) foreign exchange gains and losses and (h) hedging activities.

Employee Award Limitations. Under the 2016 Plan, no employee may be granted during any calendar year: (a) stock options and/or SARs covering more than 2,500,000 shares of Common Stock; (b) stock awards covering more than 1,000,000 shares of Common Stock; or (c) cash awards (including performance awards) in respect of any calendar year having a value determined on the grant date in excess of $5,000,000.

Consultant Award. The Committee may make NQSO awards, SAR awards, stock awards, performance awards or cash awards available under the 2016 Plan to a consultant providing services to the Company or one of its subsidiaries.

Nonemployee Director Awards. At the discretion of the Board of Directors, nonemployee directors may be granted awards under the 2016 Plan in the form of NQSOs, SARs, stock awards, performance awards or cash awards. These discretionary awards to directors may be granted singly, in combination, or in tandem. The aggregate grant value of awards to any individual nonemployee director may not exceed $500,000 in any calendar year. For a description of the equity awards we have made and expect to make to our nonemployee directors, you should read the narrative under the caption "Compensation of Directors in 2015" in this Proxy Statement.

Deferred Payment. At the discretion of the Compensation Committee, amounts payable in respect of awards granted under the 2016 Plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Administration of the 2016 Plan. The Board of Directors has designated the Compensation Committee to administer all employee and consultant awards under the 2016 Plan. The Compensation Committee has the discretion to determine the employees and consultants who will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to the limitations set forth in the 2016 Plan. In addition, the Compensation Committee has full and final authority to interpret the 2016 Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2016 Plan. Subject to certain restrictions contained in the 2016 Plan, the Compensation Committee has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not materially adverse to, or is consented to by, the recipient of the award, except that no stock option or SAR may be repriced without stockholder approval. The Board of Directors administers all director awards under the 2016 Plan and has the same powers, duties, and authority with respect to director awards as the Compensation Committee retains with respect to employee and consultant awards. To the extent allowed by applicable law, the Board of Directors or the Compensation Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Board of Directors or Compensation Committee) such 2016 Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

Timing and Pricing of Equity Awards. Our practice has been to make initial grants of equity awards under the 2006 Plan to newly hired eligible employees, including our NEOs. We intend to continue granting equity awards to newly hired employees under the 2016 Plan. In June of each year, we have also made annual grants of equity awards under the 2006 Plan to existing eligible employees in quantities less than the employee’s initial grant. We intend to continue granting annual equity awards to employees under the 2016 Plan. The initial equity awards are designed to assist in recruitment and retention. In addition, the initial equity awards provide our new employees with an immediate stake in our performance and are intended to immediately align the interests of our directors, employees and stockholders by providing a direct incentive for directors and employees to focus on stockholder value and regulatory compliance.

Equity awards under the 2016 Plan are subject to exercise or base prices equal to (or greater than) the fair market value of our Common Stock on the grant date. We define the fair market value of our Common Stock as the NYSE closing price on the date of the grant, or the last previous NYSE closing price if the date of the grant occurs on a day when the NYSE is not open for trading. In June 2010, we began using SARs, rather than NQSOs, as the primary form of appreciation awards under the 2006 Plan and we intend to continue this practice under the 2016 Plan. We believe that SARs will require us to issue fewer shares over time under the 2016 Plan and will, therefore, be less dilutive to our stockholders.

We intend to continue our practice of providing long-term equity-based compensation under the 2016 Plan to our employees, including our NEOs, through time-vested grants with exercise or base prices equal to (or greater than) the fair market value of our Common Stock on the grant date. We also intend to continue our practice of making initial grants to newly hired eligible employees, including future NEOs. The Committee does not currently consider gains from prior equity awards in setting other elements of compensation.

Minimum Vesting. All awards of options and SARs under the 2016 Plan shall have a minimum vesting period of one year from the date of its grant; provided, however, that awards of options and SARs with respect to up to 5% of the shares authorized for grant pursuant to the 2016 Plan may have a vesting period of less than one year.

Change in Control. Upon the occurrence of a change in control (as defined in the 2016 Plan), outstanding awards will be adjusted or substituted in accordance with the terms of the 2016 Plan. If the participant does not receive a replacement award with respect to any outstanding award as of the change in control, then each such outstanding award will become fully vested and, if applicable, exercisable and any restrictions applicable to such award will lapse. For awards subject to performance goals, payout at a change in control will be based upon the greater of (i) a pro rata portion of the amount payable based upon “target” performance under the applicable performance goals or (ii) the amount payable based on actual performance level had the performance period ended on the date of the change in control. If a participant terminates his or her employment for good reason (as defined in the 2016 Plan), the participant is involuntarily terminated for reasons other than for cause, or the participant’s employment terminates due to the participant’s death or disability during the two-year period commencing on the date of a change in control, then (A) all replacement awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (B) all stock options held by the participant immediately before such termination of employment that the participant also held as of the date of the change in control or that constitute replacement awards will remain exercisable for not less than two years following such termination of employment or until the expiration of the stated term of such stock option, whichever period is shorter (provided, however, that if the applicable award agreement provides for a longer period of exercisability, that provision will control).

Adjustments, Amendment and Termination. The 2016 Plan provides for appropriate adjustments in the number of shares of our Common Stock subject to awards and available for future awards, as well as the employee award limitations under the 2016 Plan, in the event of changes in our outstanding Common Stock by reason of a merger, stock split or certain other events. The Board of Directors may amend, modify, suspend, or terminate the 2016 Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment will be effective prior to approval by stockholders of the Company if such approval is required by law or the requirements of the stock exchange on which the Common Stock is listed. Furthermore, stock options and SARs issued under the 2016 Plan will not be repriced without the prior approval of stockholders of the Company.

Transferability. Except as otherwise specified in a participant’s award agreement, no award granted pursuant to, and no right to payment under, the 2016 Plan will be assignable or transferable by a 2016 Plan participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and any right granted under the 2016 Plan will be exercisable during a participant’s lifetime only by the participant or by the participant’s court-appointed legal representative.

Stock Ownership Requirements. Executive officers and non-employee directors are subject to stock ownership and retention guidelines as described above under “Compensation Discussion and Analysis - Stock Ownership Guidelines.”

Effective Date and Term. If the 2016 Plan is approved at the Annual Meeting, then the 2016 Plan will be effective as of the date of approval and no awards will be made under the 2016 Plan ten years or more after such approval.

U.S. Income Tax Considerations. The following is a brief summary of the federal income tax aspects of awards that may be made under the 2016 Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

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Stock Options. The grant of a stock option is not a taxable event. In general, a participant who receives an option that does not qualify as an ISO under Section 422 of the Code will realize ordinary income at the time the option is exercised equal to the difference between the then value of the shares acquired by the exercise of the option over the option exercise price paid for the shares, and we will be entitled to a corresponding deduction, subject to the potentially applicable deduction limitations under Section 162(m) of the Code. The participant’s tax basis for the shares will be equal to the value of the shares on the date ordinary income is realized and the participant’s tax holding period for the shares will begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.

If a participant receives a stock option that qualifies as an ISO under Section 422 of the Code, the participant will not realize income at the time the option is exercised (although the difference between the value of the shares and the exercise price will be taken into account as income for alternative income tax purposes), but will realize taxable income when the option shares are subsequently sold. If the participant sells the option shares more than two years after the date the option is granted and more than one year after the date the option is exercised, any gain or loss realized on the sale will be long-term capital gain or loss, and we will not be entitled to a deduction. If the participant sells the option shares before the end of either of those periods, any gain realized on the sale will be taxable as ordinary income to the extent of the difference between the value of the shares on the date the option was exercised and the exercise price paid for the shares, and any remaining gain will be capital gain. In general, we will be entitled to a deduction only if and to the extent ordinary income is realized by the participant upon the sale of the option shares, subject to the potentially applicable deduction limitations under Section 162(m) of the Code.

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SARs. The grant of a SAR will not result in any immediate tax consequence to us or to the participant. Generally, the participant will realize ordinary income upon the exercise of a SAR, equal to the value of the shares or the cash payment issued or made in settlement of the award, and we will be entitled to a corresponding deduction, subject to the potentially applicable deduction limitations under Section 162(m) of the Code.

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Restricted Stock, RSUs and Other Stock Settled Awards. In general, a participant who receives restricted stock, RSUs or other stock settled awards under the 2016 Plan will realize ordinary income at the time the award becomes vested or the participant receives vested shares in settlement of the award in an amount equal to the then fair market value of the shares, and we will be entitled to a corresponding deduction (subject to the potentially applicable deduction limitations under Section 162(m) of the Code). The participant’s tax basis in the shares will generally be equal to the value of the shares on the date that ordinary income is realized, and the participant’s tax holding period for the shares will generally begin on that date. Gain or loss on a subsequent sale of the shares will be long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.

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Tax Deductibility Limitation. Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by us for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The 2016 Plan permits the Committee to structure grants and awards made under the 2016 Plan to “covered employees” as performance-based compensation that is exempt from the limitation of Section 162(m) of the Code. However, the Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in our best interest, balancing tax efficiency with long-term strategic objectives.

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Section 409A. Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. We intend to structure awards under the 2016 Plan in a manner that is designed to be exempt from or comply with Section 409A of the Code.

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Change in Control. The acceleration of the exercisability or the vesting of a grant or award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five-year period preceding the change in control. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and we are denied a deduction with respect to such excess payment.

New Plan Benefits

Future awards under the 2016 Plan will be granted at the discretion of our Board of Directors (or a committee thereof). It is not possible to determine the benefits or the amounts that will be received under the 2016 Plan by our NEOs or other employees. No awards or grants have been made under the 2016 Plan that are contingent on stockholder approval of the 2016 Plan.

During the fiscal year ended December 31, 2015, we granted awards under the 2006 Plan to our employees (including our NEOs) and non-employee directors. The 2015 grants to our NEOs and to our non-employee directors are reflected in the 2015 Grants of Plan Based Awards Table and the 2015 Compensation of Directors Table, respectively, in this Proxy Statement.

Equity Compensation Plan Information

The following table provides information as of December 31, 2015, regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	682,394	(1)	$28.60	(2)	811,895	(1)(3)
Equity compensation plans not approved by security holders	0		0		0
TOTAL	682,394		$28.60		811,895

(1)
At December 31, 2015, 2,386,675 SARs outstanding under the 2006 Plan were at base prices above the $24.60 fair market value of our Common Stock on that date. For purposes of column (a), we calculated the number of shares that would have been issued to settle all outstanding SARs at December 31, 2015. Because the number of shares to be issued upon the exercise of SARs is to be determined based on the difference between the base price of the SAR and the market price of our Common Stock at the date of exercise, 228,921 SARs are reflected in columns (a) and (c). Also, for purposes of column (a) and (c), we assume that outstanding performance-based RSUs will be settled in target quantities.

(2)	At December 31, 2015, 2,959,537 SARs were outstanding at a weighted average exercise price of $29.04.

(3)	Consists of the number of securities available for future issuance under the 2006 Plan as of December 31, 2015.

Vote Required

The affirmative vote of holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote is necessary for the approval of Proposal 2. Abstentions will have the same effect as votes against Proposal 2, but broker non-votes will not affect the outcome of the voting on Proposal 2.

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve our 2016 Long-Term Incentive Plan.

AUDIT COMMITTEE REPORT

Management is responsible for our system of internal controls and the overall financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP ("Ernst & Young"), is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.

At the beginning of the 2015 fiscal year, the Audit Committee was comprised of Messrs. Zohar (chairman), Jordá and Leonard. In August 2015, Mr. Sullivan joined the Board and succeeded Mr. Zohar as the chairman of the Audit Committee. Following the appointment of Mr. Sullivan as chairman, Mr. Zohar's membership on the Audit Committee continued and Mr. Jordá's membership ended. During 2015, the Audit Committee reviewed and discussed with both management and Ernst & Young all annual and quarterly financial statements prior to their issuance. During 2015, management advised the Audit Committee that each set of audited financial statements reviewed had been prepared in accordance with United States generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with Ernst & Young of matters required to be discussed pursuant to PCAOB Auditing Standard No. 16 (Communication with Audit Committees), including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the audited financial statements. The Audit Committee also discussed with Ernst & Young matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") for independent auditor communications with Audit Committees concerning independence. Additionally, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure, including our internal control over financial reporting.

Members of the Audit Committee rely, without independent verification, on the information and representations provided to them by management and on the presentations made to them by Ernst & Young. Accordingly, the oversight provided by the Audit Committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal control over financial reporting, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the Company’s financial statements by Ernst & Young has been carried out in accordance with auditing standards generally accepted in the United States.

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has recommended that the Board ask the stockholders to ratify the appointment of Ernst & Young as our independent registered public accounting firm at the Annual Meeting.

Members of the Audit Committee

Gary M. Sullivan, Jr., Chairman
Charles H. Leonard
Shlomo Zohar

RELATIONSHIP WITH INDEPENDENT AUDITORS

The information required by Item 9(e) of Schedule 14A is filed under Item 14 (Principal Accountant Fees and Services) of our Annual Report on Form 10-K for the year ended December 31, 2015 and is incorporated herein by reference.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2016

The Audit Committee is responsible for the appointment, compensation (including final approval of audit and other fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee has appointed Ernst & Young as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016 including the audit of our internal control over financial reporting. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

The Audit Committee annually reviews Ernst & Young’s independence and performance in deciding whether to retain Ernst & Young or engage an alternative independent auditor. As part of this review, the Audit Committee, among other factors, considers the following:

•	Ernst & Young’s historical and recent performance including input from Audit Committee members, other independent directors and our management.

•	Ernst & Young’s expertise and qualifications in serving as independent auditor for our different business operations.

•	A review of Ernst & Young’s known legal risks and any significant legal or regulatory proceedings in which it is involved.

•	Other information on audit quality and performance including recent PCAOB reports on Ernst & Young and its peer firms.

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Ernst & Young’s tenure as our independent auditor and the benefits of continuity of members of the engagement team. Continuity provides institutional knowledge and experience in performing the audit of the company.

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Ernst & Young’s conclusion that they are independent with respect to serving as our independent auditor. In addition to Ernst & Young’s conclusion that they are independent, the Audit Committee believes that Ernst & Young is independent and that there are controls and processes that help ensure such independence including the following: (a) Audit Committee oversight of Ernst & Young includes at least four private meetings each year and an additional four private meetings with the chair prior to each quarterly Audit Committee meeting; (b) Audit Committee interaction with and review of the industry and other qualifications of the lead partner and of the concurring partner including periodic rotation of such partners; (c) oversight of non-audit services that require preapproval by the Audit Committee precludes certain non-audit services and determines that Ernst & Young is an appropriate service provider; (d) discussions with Ernst & Young regarding their internal system of quality control including the firm’s internal quality reviews and procedures for maintaining independence with regard to audit clients; and (e) the overall regulatory framework and regulations and requirements of the PCAOB and the SEC that Ernst & Young is subject to as an independent registered public accounting firm.

We are asking you to ratify the selection of Ernst & Young as our independent registered public accounting firm for the 2016 fiscal year. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young to our stockholders for ratification because we value your views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

To be considered for inclusion in the Proxy Statement for our 2017 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be in writing and submitted to the Secretary of Delek US Holdings, Inc. at 7102 Commerce Way, Brentwood, Tennessee 37027, and must otherwise comply with the requirements of Rule 14a-8. The proposal must be received no later than December 6, 2016 for us to consider it for inclusion.

Stockholders who desire to present business at our 2017 Annual Meeting, without inclusion in the Proxy Statement for such meeting, including a nomination of a candidate for election as director at such meeting, must notify our Secretary of such intent in accordance with our bylaws by writing to the Secretary of Delek US Holdings, Inc. at 7102 Commerce Way, Brentwood, Tennessee 37027. To be timely, such notice must be received not earlier than January 5, 2017, nor later than February 4, 2017, provided that if the date of the Annual Meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. The advance notice must also meet the other requirements of Section 2.02 of our bylaws. You may obtain a copy of our bylaws by writing to our Secretary at the address above.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this Proxy Statement. By incorporating by reference, we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for information incorporated by reference that is superseded by information contained in this Proxy Statement. This Proxy Statement incorporates by reference information from our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 under Item 14, Principal Accountant Fees and Services. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 has been mailed to you along with this Proxy Statement and is available free of charge on our website, which is located at http://www.DelekUS.com.

APPENDIX A:

DELEK US HOLDINGS, INC.
2016 LONG-TERM INCENTIVE PLAN

(As Established Effective as of _________, 2016)

1.Objectives. The Delek US Holdings, Inc. 2016 Long-Term Incentive Plan (the “Plan”) is designed to attract and retain nonemployee directors, employees and consultants and reward them for making contributions to the success of Delek US Holdings, Inc. and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company.

2.Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Award” means an Employee Award, a Director Award, or a Consultant Award.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made effective without execution. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Cause” shall have the meaning ascribed to such term in any employment agreement between the Company and the Participant or, if there is no employment agreement or such term is not defined in the employment agreement, then, for the purposes hereof, the term “Cause” shall mean the Participant’s (i) fraud, gross negligence or willful misconduct involving the Company or its affiliates, (ii) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude, or (iii) material breach of any written agreement between the Participant and the Company or any of its affiliates.

“Change in Control” shall mean: (i) any “person” (as defined in Section 13(h)(8)(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or any successor to all or substantially all of the Company’s assets) representing more than 30% of the combined voting power of the Company’s (or such successor’s) then outstanding voting securities that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company (or such successor) in the ordinary course of business); (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than 51% of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; (iii) all or substantially all of the assets of the Company are sold, exchanged or otherwise transferred; (iv) the Company’s stockholders approve a plan of liquidation or dissolution of the Company; or (v) during any 12 month period, Continuing Directors cease for any reason to constitute at least a majority of the Board. For this purpose, a “Continuing Director” is any person who as of the date hereof was a member of the Board, or any person first elected to the Board after the date hereof whose election, or the nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Continuing Directors then in office, but excluding any person (A) initially appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Board, or (B) designated by any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) ) who has entered into an agreement with the Company to effect a transaction described in (i) through (iv) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means such committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means Delek US Holdings, Inc., a Delaware corporation, or any successor thereto.

“Consultant” means a person other than an Employee or a Nonemployee Director providing bona fide services to the Company or any of its Subsidiaries as a consultant or advisor, as applicable, provided that such person is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.

“Consultant Award” means the grant of any NQSO, SAR, Stock Award, Performance Award or Cash Award, whether granted singly, in combination or in tandem, to a Consultant pursuant to such applicable terms, conditions and limitations as may be established in order to fulfill the objectives of the Plan.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant of any NQSO, SAR, Stock Award, Performance Award or Cash Award, whether granted singly, in combination, or in tandem, to a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as may be established in order to fulfill the objectives of the Plan.

“Disability” shall mean the inability of Participant to perform the customary duties of the Participant’s employment or other service with the Company or its affiliates by reason of a physical or mental incapacity or illness which is expected to result in death or to be of indefinite duration, as determined by a duly licensed physician selected by the Company.

“Employee” means any person who is receiving remuneration for personal services (or could be receiving remuneration except for an authorized leave of absence) as an employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant of any form of Stock Option, SAR, Stock Award, Performance Award or Cash Award, whether granted singly, in combination or in tandem, to an Employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Fair Market Value” or “FMV” of a share of Common Stock means, as of a particular date, (i)(A) if the shares of Common Stock are listed on a national securities exchange, the last reported sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or other relevant event (as determined under procedures established by the Committee), or (B) if the shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer the Plan and as approved by the Committee.

“Good Reason” shall have the meaning ascribed to such term in any employment agreement between the Company and the Participant or, if there is no employment agreement or such term is not defined in the employment agreement, then, for the purposes hereof, the term “Good Reason” shall mean following the occurrence of a Change in Control, (A) the Company materially breaches any employment agreement between the Company and the Participant, (B) the Company significantly reduces the scope of Participant’s position, duties and responsibilities, (C) the Company significantly reduces the Participant’s base compensation, other than as part of a base compensation reduction plan generally applicable to other similarly situated employees, or (D) the Company relocates the Participant’s principal place of employment more than 50 miles from its location prior to such Change in Control. In order to constitute Good Reason, the Participant must give notice to the Company within 90 days of the occurrence of the initial event giving rise to the claim for Good Reason, must give the Company at least 30 days in which to cure such condition, and if the condition is not cured must resign within 30 days of the expiration of such cure period.

“Incentive Stock Option” or “ISO” means a Stock Option that is intended to comply with Section 422 of the Code.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee.

“Nonqualified Stock Option” or “NQSO” means a Stock Option that is not an Incentive Stock Option.

“Participant” means an Employee, Nonemployee Director, or Consultant to whom an Award has been made under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment in the future of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plan” means the Delek US Holdings, Inc. 2006 Long-Term Incentive Plan, as amended and restated May 4, 2010 and thereafter amended, and any other stock incentive plans of the Company under which awards are outstanding or under which shares have been reserved but not yet used.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Paragraph 7(a)(v)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” or “RSU” means a Stock Unit that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date of grant of an Award of Restricted Stock or Restricted Stock Units and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Stock Award” means an Award consisting of Common Stock or Stock Units, including the award of Restricted Stock or RSUs.

“Stock Appreciation Right” or “SAR” means the right to receive a payment, in cash or Common Stock, equal to the excess of the FMV or other specified valuation of a number of shares of Common Stock on the date the stock appreciation right is exercised over a specific strike price, in each case as determined by the Committee.

“Stock Based Awards Limitations” means the limitations applied to any awards granted hereunder as described in Paragraphs 7(b)(i) and (ii) and Paragraph 8(b) of the Plan.

“Stock Option” means a right to purchase a specified number of shares of Common Stock at a specified exercise price, which right may be an ISO or a NQSO.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock (as determined by the Committee or the Board), which, in the discretion of the Committee, may be restricted or subject to forfeiture provisions.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), and (iii) any other corporation, partnership or other entity that is a “subsidiary” of the Company within the meaning of Rule 405 promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended.

3.Eligibility.

(a)Employees. Employees and individuals who have agreed to become Employees are eligible for an Employee Award under this Plan.

(b)Directors. Nonemployee Directors are eligible for the grant of Director Awards under this Plan.

(c)Consultants. Consultants are eligible for the grant of Consultant Awards under this Plan.

4.Common Stock Available for Awards. Subject to the provisions of Paragraph 16 hereof, there shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 4,400,000 shares of Common Stock (the “Maximum Share Limit”), all of which may be used for the granting of ISOs. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file required documents with governmental authorities and stock exchanges and transaction reporting systems, to make shares of Common Stock available for issuance pursuant to Awards. Each Award settled in shares of Common Stock other than a Stock Option or SAR shall be counted against the Maximum Share Limit as 2.28 shares and each Stock Option or SAR shall be counted against the Maximum Share Limit as one share. Common Stock related to Awards under this Plan or the Prior Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder and the Maximum Share Limit shall be increased by the same amount as such shares of Common Stock were counted against the Maximum Share Limit (or with respect to Awards granted under the Prior Plan, as one share of Common Stock per share subject to the Award). Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of the exercise price or minimum withholding taxes related to the vesting or settlement of an

Award shall become available again for Awards under the Plan. For the avoidance of doubt, only the net number of shares of Common Stock issued on the settlement of a SAR or the net settlement of a Stock Option will count against the Maximum Share Limit. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Maximum Share Limit or any sub limit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.

5.Administration.

(a)This Plan shall be administered by the Committee except as otherwise provided herein.

(b)Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award or Consultant Award, accelerate the vesting or exercisability of an Employee Award or Consultant Award, eliminate or make less restrictive any restrictions applicable to an Employee Award or Consultant Award, waive any restriction or other provision of this Plan (insofar as such provision related to Employee Awards or Consultant Awards) or an Employee Award or Consultant Award or otherwise amend or modify an Employee Award or Consultant Award in any manner that is either (i) not materially adverse to the Participant to whom such an Employee Award or Consultant Award was granted or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, except as expressly provided by the adjustment provisions of Paragraph 16, without the approval of the Company’s stockholders, Stock Options and SARs issued under the Plan will not be (i) repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Stock Option or SAR or (ii) canceled in exchange for cash or other Awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute. The Committee shall establish the vesting schedule, if any, for each Award.

(c)The Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards and Consultant Awards.

6.Delegation of Authority. Subject to the requirements of applicable law, the Board or Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Reference herein to the Committee with respect to functions delegated to another person, group or subcommittee will be deemed to refer to such person, group or subcommittee. The Board or Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

7.Employee Awards and Consultant Awards.

(a)The Committee (or other committee to whom such authority is delegated under Paragraph 6 above) shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time Employees who are to be recipients of such Awards. Each Employee Award made hereunder may, in the discretion of the Committee, be embodied in an Award Agreement, which shall contain such terms, conditions, performance requirements and limitations as shall be determined by the Committee in its sole discretion and shall, if required by the Committee, be signed by the Participant to whom the Employee Award is granted and signed for and on behalf of the Company. Employee Awards may consist of those listed in this Paragraph 7 and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of (subject to Paragraph 12), or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, items referenced to in clause (v) below, and other comparable measurements of performance. All Awards in the form of Stock Options or SARs shall have a minimum vesting period of one year from the date of its grant; provided, however, that Awards in the form of Stock Options and SARs with respect to five percent (5%) of the Shares authorized for grant pursuant to the Plan may have a vesting period of less than one year.

(i)Stock Option. An Employee Award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the greater of (i) the FMV of the Common Stock on the date of grant and (ii) the par value of the Common Stock on the date of grant. A Stock Option may be in the form of an ISO or a NQSO. The term of the Stock Option shall extend no more than 10 years after the date of grant. Stock Options may not include provisions that “reload” the Stock Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Stock Options awarded to Employees pursuant to this Plan, including the exercise price, the term of the Stock Options, the number of shares subject to the Stock Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii)Stock Appreciation Right. An Employee Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the FMV or other specified valuation of a specified number of shares of Common Stock on the date the SAR is exercised over a specified strike price (which may be no less than the FMV of the Common Stock on the date of grant) as set forth in the applicable Award Agreement. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the date of grant. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the exercise price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii)Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below.

(iv)Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v)Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations set forth below. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A)Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, or that are Stock Options or SARs, shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B)Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as Qualified Performance Awards shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or geographic regions of the Company, the Company as a whole, or, if desired by the Committee, by comparison to a peer group of companies, and shall include one or more of the following:

(i)	total revenue or any key component thereof;

(ii)
operating income, pre-tax or after-tax income from continuing operations; earnings before interest, taxes and amortization (i.e. EBITA); earnings before interest, taxes, depreciation and amortization (i.e. EBITDA); or net income;

(iii)	cash flow (including, without limitation, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

(iv)	earnings per share or earnings per share from continuing operations (basic or diluted);

(v)	return on capital employed, return on invested capital, return on assets or net assets;

(vi)	after-tax return on stockholders’ equity;

(vii)	economic value created;

(viii)	operating margins or operating expenses;

(ix)	value of the Common Stock or total return to stockholders;

(x)	value of an investment in the Common Stock assuming the reinvestment of dividends;

(xi)
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, geographic business expansion goals, cost targets, environmental goals, safety goals, asset utilization goals, ethics and compliance goals, management of employment practices and employee benefits, or supervision of litigation or information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting (or action in writing without a meeting) in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee. The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary items as described in FASB ASC Topic No. 360 and/or nonrecurring, unusual or special items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders, Form 10-K or Form 10-Q for the applicable period, (f) acquisitions or divestitures, (g) foreign exchange gains and losses and (h) settlement of hedging activities. The amount of cash or shares payable or vested pursuant to Awards that are intended to be Qualified Performance Awards may not be adjusted upward; provided, however, that the Committee may retain the discretion to adjust the amount of cash or shares payable or vested pursuant to such Qualified Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(b)Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i)no Participant may be granted, during any calendar year, Employee Awards consisting of Stock Options or Stock Appreciation Rights (including Stock Options and SARs that are granted as Performance Awards) that are exercisable for more than 2,500,000 shares of Common Stock;

(ii)no Participant may be granted, during any calendar year, Employee Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 1,000,000 shares of Common Stock; and

(iii)no Participant may be granted Employee Awards consisting of cash (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the date of grant in excess of $5,000,000.

A Participant may be granted Awards in combination such that portions of the Award are subject to differing limitations set out in the clauses of this Paragraph 7(b), in which event each portion of the combination Award is subject only to a single appropriate limitation in clauses (i), (ii) or (iii). For example, if a Participant is granted a Performance Award that is in part a Stock Award and in part a Cash Award, then the Stock Award shall be subject only to the limitation in clause (ii) and the Cash Award shall be subject only to the limitation in clause (iii).

(c)Subject to Paragraph 7(d), the Committee shall have the sole responsibility and authority to determine the type or types of Consultant Awards to be made under this Plan and the terms, conditions and limitations applicable to such Awards.

(d)Stock Awards, other than those awards which are subject to specific grant limitations under the Plan, shall be in lieu of, and have a FMV on the date of grant equal to, other compensation that the Company would otherwise have awarded to the Participant.

8.Director Awards.

(a)The Board may grant Director Awards to Nonemployee Directors of the Company from time to time in accordance with this Paragraph 8. Director Awards may consist of those listed in Paragraph 7, with the exception of ISOs, and may be granted singly, in combination or in tandem. Each Director Award may, in the discretion of the Board, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be signed by the Participant to whom the Director Award is granted and signed for and on behalf of the Company.

(b)No Participant may be granted, during any calendar year, Director Awards with a grant date fair value in excess of $500,000.

(c)At the discretion of the Board, Director Awards may be settled by a cash payment in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Director Awards.

9.Payment of Awards.

(a)General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Committee shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restriction Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b)Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or the Board. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

(c)Dividends, Earnings and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or dividend equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals. Dividends or dividend equivalents awarded with respect to unvested Stock Awards will be accumulated and paid to the Participant at the time that such Stock Award vests, and will be forfeited in the event the underlying Stock Award is forfeited. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and dividend equivalents for deferred payment for Stock Awards. Dividends and/or dividend equivalents shall not be paid with respect to any Stock Options or SARs.

(d)Substitution of Awards. Subject to Paragraphs 12 and 15, at the discretion of the Committee, a Participant who is an Employee or Consultant may be offered an election to substitute an Employee Award or Consultant Award for another Employee Award or Consultant Award or Employee Awards or Consultant Awards of the same or different type.

(e)Cash-out of Awards. At the discretion of the Committee, an Award that is a Stock Option or Stock Appreciation Right may be settled by a cash payment equal to the difference between the FMV per share of Common Stock on the date of exercise and the exercise price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

10.Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at FMV on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees or Consultants to tender Common Stock or other Employee Awards or Consultant Awards to exercise a Stock Option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant or by a net exercise or cashless exercise procedures. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may adopt additional rules and procedures regarding the exercise of Stock Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 10. An optionee desiring to pay the exercise price of a Stock Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Stock Option equal to the result obtained by dividing (a) the excess of the aggregate FMV of the shares of Common Stock subject to the Stock Option for which the Stock Option (or portion thereof) is being exercised over the exercise price payable in respect of such exercise by (b) the FMV per share of Common Stock subject to the Stock Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

11.Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that, unless otherwise determined by the Committee in response to a change in accounting rules, the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the required minimum withholding taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the FMV when the tax withholding is required to be made.

12.Change in Control. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Paragraph 12 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement, or as provided in an individual severance or employment agreement to which a Participant is a party.

(a)Assumption of Awards. Upon a Change in Control, each then-outstanding Award may be adjusted or substituted in accordance with Paragraph 16 (subject to the limitations set forth therein) with an award that meets the criteria set forth in this Paragraph 12(a) (each, a “Replacement Award,” and each adjusted or substituted Award, a “Replaced Award”). An adjusted or substituted award meets the conditions of this Paragraph 12(a) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Stock Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to United States federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Paragraph 12(a) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(b)Failure to Assume Awards. In the event that a Participant does not receive a Replacement Award that meets the conditions set forth in Paragraph 12(a) with respect to any of his or her outstanding Awards upon a Change in Control, each such outstanding Award will become fully vested and exercisable (as applicable) and any restrictions applicable to such Award will lapse. For the avoidance of doubt, if all Awards hereunder are terminated without any Replacement Awards, then the Company or its successor in the Change in Control may terminate all Awards whose exercise price is less than or equal to the value per Share realized in connection with the Change in Control (without any consideration therefor).

(c)Treatment of Performance Awards. Notwithstanding anything herein to the contrary, on the occurrence of a Change in Control, any Performance Award will be vested or paid based on the greater of: (i) the amount payable or vested pursuant to the Performance Award based on achievement of “target” performance under the relevant Performance Goals, but pro-rated based on the number of days that have elapsed in the performance period between the date of grant and the date of the Change in Control or (ii) the amount payable or vested pursuant to the Performance Award based on the actual achievement of the associated Performance Goals, measured as of the date of the Change in Control.

(d)Termination Following Change in Control. If, during the two year period following a Change in Control, a Participant terminates his or her employment for Good Reason, the Participant is involuntarily terminated for reasons other than for Cause, or the Participant’s employment terminates due to the Participant’s death or Disability, then (A) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions, and (B) all Stock Options and SARs held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for not less than two years following such termination of employment or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

13.Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would materially and adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent and (ii) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements or applicable requirements of the securities exchange on which the Company’s Common Stock is listed. Notwithstanding anything herein to the contrary, except as expressly provided by the adjustment provisions of Paragraph 16, without the approval of the Company’s stockholders, Stock Options and SARs issued under the Plan will not be (i) repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Stock Option or SAR or (ii) canceled in exchange for cash or other Awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs.

14.Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (i) not materially adverse to such Participant or (ii) consented to by such Participant. Unless otherwise provided by the Committee or a specific Award Agreement evidencing the Award, the following provisions shall apply in connection with a Participant’s termination of employment:

(a)For Cause. Upon a termination of the Participant’s employment by the Company or an affiliate for Cause, the Award shall be automatically forfeited without any consideration.

(b)Death or Disability. Upon a termination of the Participant’s employment due to death or Disability (unless the Committee determines that the death or Disability occurs as a result of conduct that constitutes Cause), the Award shall automatically vest or become exercisable, as applicable. Following such termination of employment, in the case of an Award in the form of a Stock Option or SAR, the Award shall remain exercisable until the earlier of (i) the date one year following the Participant’s termination of employment or (ii) the expiration of the original term of the Award.

(c)Involuntary Termination Without Cause and Voluntary Terminations. Upon a termination of the Participant’s employment by the Company or an affiliate for reasons other than death, Disability or Cause or by the Participant for any reason, the Award shall cease to vest or become exercisable, as applicable, and any unvested or unexercisable portion of such Award shall be forfeited as of the date of such termination of employment. Following such termination of employment, in the case of an Award in the form of a Stock Option or SAR, the Award, if vested, shall remain exercisable to the extent exercisable as of the date of such termination of employment until the earlier of (i) the date 30 days following the Participant’s termination of employment or (ii) the expiration of the original term of the Award.

15.Assignability. No Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of an Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 15 shall be null and void.

16.Adjustments.

(a)The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Paragraph 4, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise price or other price in respect of such Awards, (iv) the appropriate FMV and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (including cash dividends that the Committee determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Paragraph 4, (ii) the number and kind of shares covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise price or other price in respect of such Awards, (iv) the appropriate FMV and other price determinations for such Awards, and (v) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

(c)In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the FMV of such Awards on the date of such event, which in the case of Stock Options or SARs shall be the excess (if any) of the FMV of Common Stock on such date over the exercise or strike price of such Award.

(d)No adjustment or substitution pursuant to this Paragraph 16 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

17.Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

18.Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any benefit under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

19.Right to Continued Service or Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, or confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

20.Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21.Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

22.Effective Date and Term of Plan. The Plan will be submitted to the stockholders of the Company for approval at the 2016 annual meeting of the stockholders and, if approved, shall be effective as of the date of such approval. No Award shall be made under the Plan ten years or more after such approval. As of the date of stockholder approval of this Plan, no further awards shall be made under the Prior Plan, provided, however, that any and all outstanding awards granted under the Prior Plan shall continue to be outstanding and shall be subject to the appropriate terms of the Prior Plan under which such award was granted and as are in effect as of the date this Plan is effective.

23.Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company, which clawback policy may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company reserves the right, without the consent of any Participant, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Plan or any Award Agreement with retroactive effect.

24.Section 409A.

(a)Awards made under this Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b)Unless the Committee provides otherwise in an Award Agreement, each RSU (including a RSU that is a Performance Award) or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee determines that a RSU (including a RSU that is a Performance Award) or Cash Award is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

If the Participant is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A of the Code.

ANNUAL MEETING OF STOCKHOLDERS OF

DELEK US HOLDINGS, INC.

May 5, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=196835&p=irol-proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1	Election of Directors:	NOMINEES:
☐	FOR ALL NOMINEES	¡	Ezra Uzi Yemin
		¡	William J. Finnerty
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Carlos E. Jordá
		¡	Charles H. Leonard
☐	FOR ALL EXCEPT (see instructions below)	¡	Gary M. Sullivan, Jr.
		¡	Shlomo Zohar
INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ¤
To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
			FOR	AGAINST	ABSTAIN
2	Approval of our 2016 Long-Term Incentive Plan		☐	☐	☐
3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2016 fiscal year.		☐	☐	☐
Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting. The stockholder below acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each of which has been furnished herewith.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS, "FOR" THE APPROVAL OF OUR 2016 LONG-TERM INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2 AND 3.
PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.
Signature of Stockholder		Date:	Signature of Stockholder		Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DELEK US HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2016.

Ezra Uzi Yemin and Assaf Ginzburg and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution, are hereby authorized to represent and to vote all shares of common stock, par value $0.01 per share, of Delek US Holdings, Inc. held of record by the undersigned on March 14, 2016, at the Annual Meeting of Stockholders to be held at 2:00 PM CDT on May 5, 2016, at the Franklin Marriott, 700 Cool Springs Boulevard, Franklin, Tennessee, and any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2 AND 3.

(Continued and to be signed on the reverse side)